CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida  32301

PROXY FOR ANNUAL MEETING
                          APRIL 30, 1996

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned Shareholder of Capital City Bank Group, Inc. (the "Company"), Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Herschel Williams or any one of them (with full power to act alone), my true and lawful attorney(s) and proxy(ies) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of the Company, standing in my name on its books as of the close of business on Monday, March 4, 1996, at the annual meeting of its shareholders to be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Tuesday, April 30, 1996, at 4:00 p.m., or at any adjournments thereof with all the power the undersigned would possess if personally present, as follows:

(1) To fix the number of directors to be elected at seven (7) and the election of the seven (7) persons listed as a group, except as individually marked to the contrary below:

For _____________  Against _____________   Abstain _____________

(1) DuBose Ausley                  (5) Payne H. Midyette, Jr.
(2) Thomas A. Barron               (6) Godfrey Smith
(3) Cader B. Cox, III              (7) William G. Smith, Jr.
(4) John K. Humphress

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

(2)  To approve the Company's 1996 Associate Incentive Plan:

     For _____________  Against _____________  Abstain _____________


(3) To approve and adopt an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of the Company's common stock to 30,000,000 and to authorize 3,000,000 shares of preferred stock, which preferred stock would have rights and preferences to be determined by the Board of Directors:

     For _____________  Against _____________  Abstain _____________

(4) To approve and adopt amendments to the Articles of Incorporation of the Company governing certain rights of shareholders; specifically, to (a) establish a classified Board of Directors beginning with the 1997 Annual Meeting of Shareholders; (b) provide that the shareholders of the Company may act only at a duly and validly called meeting and not by written consent; (c) provide that only (i) a majority of the total number of authorized directors on the Board of Directors (calculated without regard to any vacant positions) or (ii) the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue at a special meeting of shareholders, may call such a special meeting; and (d) amend the procedures that shareholders must follow in order to nominate directors:
     For _____________  Against _____________  Abstain _____________

(5) To approve and adopt an amendment to the Articles of Incorporation of the Company to specify factors to be considered by the Board of Directors in evaluating acquisition offers:

     For _____________  Against _____________  Abstain _____________

(6) To approve and adopt an amendment to the Articles of Incorporation of the Company to require obligatory indemnification by the Company of its officers and directors in certain instances:

     For _____________  Against _____________  Abstain _____________

(7) To approve and adopt amendments to the Articles of Incorporation of the Company to increase certain shareholder voting requirements; specifically, to
(a) provide that the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of the Company's common stock, or a majority of such shares if a majority of disinterested directors also approve, is required to amend or to repeal several of the articles or to adopt any provision inconsistent therewith; and (b) provide that members of the Board of Directors may be removed, other than in connection with the annual election of directors, only for cause and then only by affirmative vote of at least two-thirds
(66 2/3%) of the outstanding shares of common stock:

     For _____________  Against _____________  Abstain _____________

(8) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1996:

     For _____________  Against _____________  Abstain _____________

(9) In the discretion of the proxies named above, to approve such other business as may be brought before the meeting or any adjournment thereof:

     For _____________  Against _____________  Abstain _____________


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THESE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN AS TO A PARTICULAR PROPOSAL OR PROPOSALS, THE PROXY WILL BE VOTED "FOR" SUCH PROPOSAL OR PROPOSALS.

The undersigned shareholder(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.


Dated:
                                        (Signature)



                                        (Signature)




When signed as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If owned jointly, at least one joint owner must sign. If by a corporation please sign full corporate name by president or other authorized officer. If by a partnership please sign by an authorized person.

CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida  32301

April 12, 1996


Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Capital City Bank Group, Inc., scheduled for 4:00 p.m., Tuesday, April 30, 1996 at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida.


In addition to the annual election of directors, you are being asked to vote on several important matters relating to corporate governance and the 1996 Associate Incentive Plan. Your Board of Directors encourages the vote of every shareholder. The meeting will begin at 4:00 p.m. I hope you will come early and join your friends for light refreshments at 3:30 p.m.

Whether or not you plan to be present at the annual meeting, it would be most helpful if you would execute the enclosed Proxy and return it by Friday, April 19, 1996. A postage-paid envelope is enclosed for your convenience.

                    Sincerely,


                    /s/ William G. Smith, Jr.
                    William G. Smith, Jr.
                    President

                   CAPITAL CITY BANK GROUP, INC.
                     217 North Monroe Street
                    Tallahassee, Florida 32301

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 30, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareholders of Capital City Bank Group, Inc. (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Tuesday, April 30, 1996, at 4:00 p.m., for the following purposes:

   (1) To fix the number of directors to be elected at seven (7) and to elect seven (7) directors of the Company as set forth in the enclosed Proxy Statement;

   (2) To approve the Company's 1996 Associate Incentive Plan;



     (3) To approve and adopt an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of the Company's common stock to 30,000,000 and to authorize 3,000,000 shares of preferred stock, which preferred stock would have rights and preferences to be determined by the Board of Directors;

     (4) To approve and adopt amendments to the Articles of Incorporation of the Company governing certain rights of shareholders; specifically, to
(a) establish a classified or staggered Board of Directors beginning with the 1997 Annual Meeting of Shareholders; (b) provide that the shareholders of the Company may act only at a duly and validly called meeting and not by written consent; (c) provide that only (i) a majority of the total number of authorized directors on the Board of Directors (calculated without regard to any vacant positions) or (ii) the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue at a special meeting of shareholders, may call such a special meeting; and (d) amend the procedures that shareholders must follow in order to nominate directors;

     (5) To approve and adopt an amendment to the Articles of Incorporation of the Company to specify factors to be considered by the Board of Directors in evaluating acquisition offers;

     (6) To approve and adopt an amendment to the Articles of Incorporation of the Company to require obligatory indemnification by the Company of its officers and directors in certain instances;

     (7) To approve and adopt amendments to the Articles of Incorporation of the Company to increase certain shareholder voting requirements; specifically, to (a) provide that the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of the Company's common stock, or a majority of such shares if a majority of disinterested directors also approve, is required to amend or to repeal several of the articles or to adopt any provision inconsistent therewith; and (b) provide that members of the Board of Directors may be removed, other than in connection with the annual election of directors, only for cause and then only by affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock;

     (8) To ratify the appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1996; and

     (9) To transact any and all such other business as may properly come before the meeting.





      Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 12, 1996.



   Only shareholders of record at the close of business on Monday, March 4, 1996, will be entitled to receive notice of and to vote at the Meeting.

                                   By Order of the Board of Directors,


                                   /s/ J. Kimbrough Davis

                                   J. Kimbrough Davis
                                   Corporate Secretary

Tallahassee, Florida
April 12, 1996

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY REVOKE THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                  CAPITAL CITY BANK GROUP, INC.
                     217 North Monroe Street
                    Tallahassee, Florida 32301

                         PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS

                          APRIL 30, 1996

                             GENERAL

Purpose of Solicitation



      The Annual Meeting of the Shareholders (the "Meeting") of Capital City Bank Group, Inc. (the "Company") will be held at the Florida State Conference Center, 555 West Pensacola Street, Tallahassee, Florida, on Tuesday, April 30, 1996, at 4:00 p.m., for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Company's Board of Directors, at the expense of the Company, in connection with such Meeting and any adjournment thereof. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about April 12, 1996.



Voting and Revocability of Proxies



     When the Proxy is properly executed and returned to the Company, it will be voted as directed by the shareholder executing it unless it is revoked prior to the vote of the shareholders at the Meeting. If no directions are given on the Proxy, the shares represented by the Proxy will be voted FOR (i) fixing the number of directors at seven (7), and electing the seven (7) directors listed asa group and as named herein; (ii) approving the Company's
1996 Associate Incentive Plan (the "Incentive Plan"); (iii) approving and adopting an amendment to the Company's Articles of Incorporation, as set forth in the Proposed Amended and Restated Articles of Incorporation attached hereto as Exhibit B (the "Proposed Articles") to increase the number of authorized shares of the Company's common stock to 30,000,000 and to authorize 3,000,000 shares of preferred stock, which preferred stock would have rights and preferences to be determined by the Board of Directors; (iv) approving and adopting amendments to the Company's Articles of Incorporation governing certain rights of shareholders; specifically, to (a) establish a classified
Board of Directors beginning with the 1997 Annual Meeting of Shareholders;
(b) provide that the shareholders of the Company may act only at a duly and validly called meeting and not by written consent; (c) provide that only
(x) a majority of the total number of authorized directors on the Board of Directors (calculated without regard to any vacant positions) or (y) the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue at a special meeting of shareholders, may call such a special meeting; and (d) amend the procedures that shareholders must follow in order to nominate directors; (v) approving and adopting an amendment to the Articles of Incorporation of the Company to specify factors to be considered by the Board of Directors in evaluating acquisition offers; (vi) approving and adopting an amendment to the Articles of Incorporation of the Company to require obligatory indemnification by the Company of its officers and directors in certain instances; (vii) approving and adopting amendments to the Articles of Incorporation of the Company to increase certain shareholder voting requirements; specifically, to (a) provide that the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of the Company's common stock, or a majority of such shares if a majority of disinterested directors also approve, is required to amend or to repeal several of the articles or to adopt any provision inconsistent therewith;
and (b) provide that members of the Board of Directors may be removed, other than in connection with the annual election of directors, only for cause and then only by affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of common stock; and (viii) ratifying the appointment of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1996.

     The proposed amendments to the Company's Articles of Incorporation set forth in Proposals Three through Seven which are reflected in the Proposed Articles are hereinafter referred to as the "Proposed Amendments."



Any person giving a Proxy may revoke it at any time before it is exercised by the execution of another Proxy bearing a later date or by written notification to the Corporate Secretary of the Company. Shareholders who are present at the Meeting may revoke their Proxy and vote in person if they so desire.

Persons Entitled to Vote and Outstanding Voting Securities

   Only shareholders of record at the close of business on Monday, March 4, 1996 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments thereof. Each share of common stock of the Company, par value $.01 per share (the "Common Stock") entitles the holder to one vote on any matter coming before the Meeting. As of the Record Date, there were 2,862,284 shares of Common Stock of the Company issued and outstanding which were held of record by approximately 933 shareholders.

Voting Requirements



      Under the Bylaws of the Company, a majority of the shares of Common Stock entitled to vote will constitute a quorum at a meeting of shareholders. The presence of a quorum at the Meeting, either in person or by written proxy, and a favorable vote of a plurality of the shares represented and voted at the

Meeting shall be required for the election of directors, approval and adoption of Proposals Three, Four, Five and Six, and ratification of the auditors. To comply with voting requirements of the Securities and Exchange Commission with respect to shareholder approval of employee benefit plans, a favorable vote of a majority of the shares represented and voted at the Meeting shall be required for the approval of the Incentive Plan. Because the Florida Business Corporation Act (the "FBCA") requires that any amendments which increase the voting requirement for a particular shareholder action be approved by such higher voting requirement, the affirmative vote of at least two-thirds (66 2/3%) of all the issued and outstanding voting stock of the Company shall be required for shareholder approval of the Proposal Seven. On all matters, abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. For purposes of Proposal Two, the approval of the Incentive Plan, abstentions shall have the same effect as a vote against such proposal, while broker non-votes shall not be counted. For purposes of Proposal Seven, the approval of amendments to increase the shareholder voting requirements to amend the Articles of Incorporation and to remove directors, abstentions and broker non-votes shall have the same effect as a vote against such proposal.
On all other matters, abstentions and broker non-votes shall not be counted for purposes of election or ratification. None of the proposals to be considered at the Meeting shall create dissenters' rights under the FBCA.





     Members of the Board of Directors and certain management personnel of the Company who beneficially own in the aggregate 1,621,263 shares, or approximately 56.6% of the issued and outstanding Common Stock, have indicated their intent to vote all their shares in favor of all proposals to be submitted to the shareholders at the Meeting, which vote is sufficient to approve all such proposals except Proposal Seven, the approval of which requires the affirmative vote of at least two-thirds (66 2/3%) of all the issued and outstanding shares of Common Stock of the Company.

     Currently, certain management personnel of the Company and members of the Board of Directors own in excess of a majority of the issued and out-standing shares of Common Stock and, should they choose to act together, could block any unwanted attempt to take control of the Company. While the Company currently has no plans to issue additional shares of its capital stock other than pursuant to existing employee plans and the Company is not aware of any current plans of a member of the Board of Directors or management to divest any of his or her shares of Common Stock, future actions by the Company or by such individuals could cause the ownership fo Common Stock by management and the Board of Directors to fall below a majority of the issued and outstanding Common Stock. For that reason, although at the present time the Board of Directos knows of no such overtures to acquire the Company, management believes it is appropriate at this time to propose provisions which could lessen the possibility of an attempt by a potential acquiror to circumvent the Board of Directors to the detriment of shareholders at a time when management and the Board of Directors no longer control a majority of the issued and outstanding shares of Common Stock.




PROPOSAL ONE
ELECTION OF DIRECTORS

     It is proposed that the number of directors constituting the Board of Directors for 1996 be fixed at seven (7), and that the seven (7) nominees named herein be elected to serve until their successors are elected and qualified. All of the nominees currently serve as directors of the Company. The presence of a quorum and the favorable vote of a plurality of the shares represented in person or by written proxy and voted at the Meeting shall be required for the election of directors.

     In the event of a vacancy occurring on the Board of Directors, the remaining directors, by affirmative vote of a majority thereof, whether or not constituting a quorum, may fill such vacancy for the unexpired term. If at any time the number of directors shall be increased, the additional directors to be elected may be elected by the directors then in office by the affirmative vote of a majority thereof at a regular meeting or at a special meeting called for that purpose, to serve until the next election of directors.



     In the event that Proposal Four is approved, the Board of Directors would, commencing immediately subsequent to the 1997 Annual Meeting of Shareholders, be classified into three classes, as nearly equal in size as possible, to serve staggered three (3) year terms. Class I directors would serve until the date of the 1998 Annual Meeting of Shareholders, Class II directors would serve until the date of the 1999 Annual Meeting of Shareholders, and Class III directors would serve until the date of the 2000 Annual Meeting of Shareholders, or until their successors are elected and qualified. At each Annual Meeting of Shareholders beginning in 1998, successors to the class of directors to be elected at such meeting shall be elected for a three (3) year term. Any increase or decrease in the number of members of the Board of Directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible. See "PROPOSAL FOUR--AMENDMENTS TO PROVISIONS GOVERNING CERTAIN RIGHTS OF SHAREHOLDERS--AMENDMENT TO ESTABLISH
A CLASSIFIED BOARD OF DIRECTORS."



Information Concerning Nominees

     The following table sets forth the name of each nominee for election as a director of the Company, his age, the year in which he was first elected a director of the Company, the number of shares of Common Stock beneficially owned on March 4, 1996, a brief description of the nominee's principal occupation and business experience during the last five years, directorships of certain other companies presently held, and certain other information. All nominees were elected as directors by the shareholders of the Company at the last Annual Meeting of Shareholders. The nominees listed below have indicated they are willing and able to serve as directors if elected.

                                                          SHARES OF
                                                        COMMON STOCK
                                                        BENEFICIALLY  PERCENTAGE
                                                          OWNED ON        OF
NAME                 AGE    INFORMATION ABOUT NOMINEE   MARCH 4, 1996  OWNERSHIP

DuBose Ausley*       58   A director since 1982, he is    235,377(1)     8.22%
                          Chairman of the Board of the
                          Company. Mr. Ausley is Chairman of
                          the law firm of Macfarlane Ausley
                          Ferguson & McMullen and has served
                          as a director of TECO Energy,
                          Inc., since 1992.  In March of
                          1993, Mr. Ausley was elected to
                          the Board of Sprint Corporation
                          and he served as a director of
                          Centel Corporation from 1982 to
                          1993.

Thomas A. Barron*   43    A director since 1982, he is      77,793(2)    2.72%
                          Treasurer of the Company  and was
                          elected President of Capital City
                          Bank in January 1995.  He served
                          as President of Capital City
                          Second National Bank from 1979 to
                          1995 and President of Industrial
                          National Bank from 1982 to 1995.

Cader B. Cox, III   46    A director since October 1994, he   1,000       **
                          is President of Riverview
                          Plantation, Inc.

John K. Humphress   47    A director since October 1994, he  36,563(3)   1.28%
                          is a partner in Krause Humphress
                          Pace & Wadsworth, Chartered CPA's.

Payne H. Midyette   68    A director since 1983, he is       89,774(4)   3.14%
                          Chairman of the Executive
                          Committee of Midyette-Moor, a
                          division of Palmer & Cay/Carswell,
                          Inc.  From 1985 to 1992 he was
                          Chairman of Alexander & Alexander,
                          Inc., (Florida Corporation) d/b/a
                          Midyette-Moor Insurance  Agency.

Godfrey Smith*(7)   82    A director since 1982, he was    552,314(5)   19.30%
                          elected Vice Chairman of the
                          Company and Capital City Bank in
                          January 1995. Mr. Smith served as
                          President of the Company from 1982
                          to 1995.

W.G. Smith, Jr.*(7) 42    A director since 1982, he was    449,782(6)   15.71%
                          elected President of the Company
                          and Chairman of Capital City Bank
                          in January 1995. Mr. Smith served
                          as Executive Vice President and
                          Chief Operating Officer of the
                          Company from 1987 to 1995 and
                          President of Capital City First
                          National Bank of Tallahassee from
                          1989 to 1995.

All directors and executive officers
as a group (10 persons)

                                                        1,452,611(8)     50.75%


*Serves as an executive officer of the Company.

**Less than 1%

(1) Includes (i) 60,892 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 3,010 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power; and (iv) 1,475 shares owned by Mr. Ausley's wife, to which he disclaims beneficial ownership.

(2) Includes (i) 34,343 shares held in trusts under which Mr. Barron serves as trustee; (ii) 153 shares for which Mr. Barron has Power of Attorney and may be deemed to be a beneficial owner; and (iii) 5,000 shares owned by Mr. Barron's wife, to which he disclaims beneficial ownership.

(3) Includes (i) 7,116 shares of which Mr. Humphress has Power of Attorney and may be deemed to be beneficial owner; (ii) 17,424 shares held in trust for which Mr. Humphress serves as a member of an advisory committee and may be deemed to be a beneficial owner; (iii) 600 shares in accounts for his children for which Mr. Humphress is Custodian; and (iv) 300 shares owned by Mr. Humphress's wife, to which he disclaims beneficial ownership.

(4) Includes (i) 31,020 shares for which Mr. Midyette has Power of Attorney and may be deemed to be a beneficial owner; and (ii) 3,117 shares owned by Mr. Midyette's wife, to which he disclaims beneficial ownership.

(5) Includes 52,000 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership.

(6) Includes (i) 16,588 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 6,061 shares owned by Mr. Smith's wife, to which he disclaims beneficial ownership.

(7)   Godfrey Smith is the father of William G. Smith, Jr.

(8) Includes shares held by J. Kimbrough Davis, Mitchell R. Englert and Randolph K. Briley, executive officers of the Company. Mr. Davis' shares include (i) 2,681 shares in which he has sole voting and investment power; (ii) 4,169 shares in which he shares voting and investment power;
      (iii) 300 shares in accounts for his children for which Mr. Davis is Custodian; and (iv) 1,192 shares owned by his wife, to which he disclaims beneficial ownership. Mr. Englert's shares include (i) 923 shares in which Mr. Englert shares voting and investment power; and (ii) 100 shares in accounts for Mr. Englert's children for which Mr. Englert is Custodian. Mr. Briley's shares include 643 shares which Mr. Briley directly and beneficially owns and for which Mr. Briley has sole voting and investment power.

Board Committees, Attendance and Compensation

   Board committees are established and functioning in the individual banks owned or controlled by the Company (the "Group Banks"). The Company does not maintain any standing committees of its Board of Directors, other than its Compensation Committee which is responsible for making recommendations to the Board of Directors regarding compensation of the Company's President, reviewing the compensation of certain other executive officers and administering certain compensation, benefit and incentive plans. During fiscal year 1995, the Compensation Committee, which was comprised of Messrs. Cox, Humphress and Midyette, held nine (9) meetings. Five of the Company's directors serve on the Board of Directors of one or more of the four Group Banks. Additionally, these directors serve on various committees established by the Group Banks.

   In 1995, the Company paid directors fees of $400 per meeting attended, plus a $2,500 retainer fee. Directors who are officers of the Company are not paid directors fees or a retainer. All of the directors attended at least 75% of the twelve (12) Board of Directors meetings held during 1995. On February 23, 1996, the Company adopted the 1996 Director Stock Purchase Plan (the "Director Plan"), which will, commencing on January 1, 1997, give directors of the Company the ability to purchase Common Stock at a price of 90 percent of its fair market value, as determined on January 1 of each year, in an amount not to exceed the aggregate of their annual retainer and monthly fees received in the previous calendar year from serving as directors.

      EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

Executive Officers

   Executive officers are elected annually by the Board of Directors of the Company at its meeting following the Annual Meeting of Shareholders to serve for a one (1) year term and until their successors are elected and qualified. Messrs. Ausley, Barron, Godfrey Smith and William G. Smith, Jr. serve as directors and executive officers of the Company. For additional information pertaining to the business experience and other positions held by these four individuals, see "PROPOSAL ONE--ELECTION OF DIRECTORS--Information
Concerning Nominees."

Executive Officers

Information Concerning Executive Officers

DuBose Ausley               Mr. Ausley, Chairman of the Board, is 58

Thomas A. Barron            Mr. Barron, Treasurer, is 43

Randolph K. Briley(1)       Mr. Briley, Executive Vice President and
                            Relationship Banking Manager, Capital City Bank, is 49

J. Kimbrough Davis(2)       Mr. Davis, Senior Vice President and Chief Financial
                            Officer, is 42

Mitchell R. Englert(3)      Mr. Englert, Executive Vice President and Retail
                            Banking Manager, Capital City Bank, is 42

Godfrey Smith(4)            Mr. Smith, Vice Chairman, is 82

William G. Smith, Jr.(4)    Mr. Smith, President, is 42

(1) Mr. Briley was elected Executive Vice President and Relationship Banking Manager of Capital City Bank in January 1995. He served as Executive Vice President of Capital City First National Bank from April 1990 to 1995.

(2) Mr. Davis was elected Senior Vice President and Chief Financial Officer of the Company in January 1991. He served as Vice President and Chief Financial Officer from 1987 to 1990 and in January 1995 he was elected Chief Financial Officer of Capital City Bank.

(3) Mr. Englert was elected Executive Vice President and Retail Banking Manager of Capital City Bank in January 1995. He served as President of City National Bank from July 1989 to 1995.

(4) Godfrey Smith is the father of William G. Smith, Jr.

Compensation Committee Report

   The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation of the Company's President and administering certain compensation and benefit plans. The Committee also reviews from time to time the compensation of senior management in general and provides its comments on such compensation to the President. Our primary objective in the area of compensation is to attract and retain the highest quality executive officers by implementing compensation plans which are competitive while assuring compensation is reflective of the Company's performance. We believe executive compensation should be designed to motivate executives to pursue the actions necessary to strengthen Company performance and enhance shareholder value. To achieve these objectives, the Company's executive compensation program ties a significant portion of officer compensation to Capital City Bank Group's success in meeting specified performance goals which we believe enhance shareholder value. The committee used a peer group of similar banks as a benchmark for compensation in 1995.

   In 1995, we engaged an independent executive compensation consultant to assist the Committee in their assessment and evaluation of the appropriateness of the executive compensation program. The banks for the peer group were chosen based on the similarities with Capital City Bank Group relative to size and the types of markets they serve. We feel this is an appropriate comparison for both performance and compensation purposes. We have used the new peer group in our stock performance graph for comparison purposes.

   A description of each of the major elements of the executive compensation program and its specific relationship to corporate performance and a summary of the decisions and actions taken by the Compensation Committee with regard to 1995 executive compensation are described below.

   Executive officers' base salaries are determined principally by the responsibilities required by the position, the experience of the individual, and the competitive market. Executives are eligible for periodic increases in their base salary as a result of individual performance or significant changes in their responsibilities. However, it is the intention of the Company to keep salary increases low on a comparative basis and provide additional opportunity through incentives.

   Mr. William G. Smith, Jr. was elected to serve as President of the Company as of January 1, 1995. His base salary was not raised in 1995 although he assumed additional responsibilities. Instead, Mr. William G. Smith, Jr.'s opportunity under the profit participation plan was increased slightly.

   The profit participation plan enables executive officers to earn a cash incentive based on the Company's and/or Group Bank's profitability targets, established at the beginning of the year by the Board of Directors for the Company and for each of the Group Banks. The amount of cash bonus which may be earned by an executive increases or decreases, within a range, by a multiple of the percentage by which net income exceeds or falls short of the established profit goals. The goals are based upon earnings performance. We believe improved earnings performance will translate into long-term increases in shareholder value.

   Mr. William G. Smith, Jr.'s annual bonus under this plan was tied directly to the Company's actual profitability for 1995 compared to budget. It is our belief his performance and influence are best measured by the Company's profitability. In 1995, his incentive compensation represented 56% of his total cash compensation.

   Pursuant to the Company's 1992 Stock Incentive Plan, certain executive officers of the Company and the Group Banks are eligible to earn shares of the Company's common stock. Actual grants are determined by the Committee based on the achievement of short and long-term performance goals. These goals are set for each individual participant by the Committee with reference to several performance factors. The performance factors include return on assets, operating efficiency, level of nonperforming assets, net charge-offs, loan growth and deposit growth. The factors may be applied to the Company, a Group Bank, or a combination thereof, depending on the position and level of responsibility of the individual participant.

   Specific targets and weightings used for establishing short-term and long-term performance goals are subject to change at the beginning of each measurement period, and are influenced by the Committee's desire to emphasize performance in certain areas. In addition to stock earned in 1995, the Company provided a cash bonus equal to 28% of the value of stock as a partial offset to the tax liability incurred by the participant.

   Mr. William G. Smith, Jr. received a payout of 318 shares, with a fair market value of $33 per share, based upon the achievement of predetermined short-term performance goals for 1995. The opportunity at maximum performance
was 706 shares.   In 1995, there were no shares earned pursuant to the
achievement of long-term performance goals, since the current cycle for such awards does not end until December 31, 1997.

   The Committee believes that the executive compensation program described in this Report serves the interests of the shareholders and the Company. Executive officer compensation is linked to individual and Company short and long-term performance objectives. The Committee will continue to ensure that the compensation program, and each element therein, meets Capital City Bank Group's business objectives and philosophy.


                              Compensation Committee

                              /s/ Cader B. Cox, III
                              /s/ John K. Humphress
                              /s/ Payne H. Midyette, Jr.

Executive Compensation

   The following summary compensation table sets forth information concerning compensation for services in all capacities earned or paid to the Company's President and the four other most highly compensated executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in 1995.
                                                              LONG-TERM
                                ANNUAL COMPENSATION(1)      COMPENSATION(1)
NAME AND             FISCAL                   OTHER ANNUAL       LTIP
PRINCIPAL POSITION    YEAR   SALARY  BONUS    COMPENSATION

William G. Smith, Jr. 1995 $132,000 $170,494(2) $ 2,938(3)   $   ---
PRESIDENT             1994  132,000  165,822(2)   4,553(3)     10,500
                      1993  132,000  166,804(2)   4,033(3)       ---

Thomas A. Barron      1995  148,000  153,461(2)   2,929(3)       ---
TREASURER             1994  148,000  149,985(2)   6,040(3)     15,000
                      1993  148,000  113,146(2)   1,973(3)       ---

Godfrey Smith
VICE CHAIRMAN         1995  150,000   75,000          ---        ---
                      1994  175,000   75,000          ---        ---
                      1993  197,800   87,000          ---        ---

J. Kimbrough Davis
SENIOR VICE PRESIDENT 1995   90,000   47,086(2)     1,312(3)     ---
CFO                   1994   80,500   46,079(2)     5,645(3)   16,500
                      1993   78,100   40,430(2)     1,856(3)     ---

Randolph K. Briley    1995   88,400   30,000          ---        ---
Executive Vice        1994   84,975   32,700          ---        ---
President and         1993   82,500   30,000          ---        ---
Relationship Banking
Manager, Capital City
Bank

(1) Includes compensation for services as an officer of the Group Banks, where applicable.

(2) Includes cash bonuses and the value of short-term incentive stock awards.

(3) Consists of cash bonuses paid as a tax supplement to participants in the Company's 1992 Stock Incentive Plan.

   In September 1995, the Board of Directors of the Company approved a supplemental retirement plan (the "Supplemental Plan") for Mr. William G.
Smith, Jr. and Mr. Thomas A. Barron, effective as of January 1, 1996. The Supplemental Plan is designed to restore a portion of the benefits of Messrs. Smith and Barron which they would otherwise receive under the Retirement Plan (as hereinafter defined), but for limitations imposed pursuant to provisions of the Internal Revenue Code of 1986, as amended (the "Code").
In general, participants under the Retirement Plan receive benefits determined pursuant to a formula which is based on average monthly compensation.
Because of the above-referenced limitations, the relative benefits to Messrs. Smith and Barron under the Retirement Plan, as a percentage of total compensation, are significantly less than those of other Retirement Plan participants. The Supplemental Plan provides additional benefits, which, when combined with benefits payable under the Retirement Plan, approximate 60 percent of average monthly compensation, which more closely aligns the benefits to Messrs. Smith and Barron with those of other Retirement Plan participants.
The Supplemental Plan will not be a qualified plan under Section 401(a) of the Code. The Company has no obligation to fund the Supplemental Plan but will accrue for its anticipated obligations on an annual basis.

Stock Incentive Plan

   The Company's 1992 Stock Incentive Plan (the "Award Plan") was adopted by the shareholders of the Company on April 28, 1992. The Award Plan became effective January 1, 1992, and awards may be made until January 1, 2002. The purpose of the Award Plan is to attract and retain key officers who are in a position to make material contributions to the successful operation of the business of the Company and its subsidiaries. The Award Plan is designed to focus management's efforts on long-term results, while being attentive to short-term profitability. On January 26, 1996, the Company issued 1,692 shares to plan participants in recognition of achievement of short-term performance goals for the performance period ended December 31, 1995.

   A participant in the Award Plan is not required to pay any consideration to the Company in exchange for the receipt of incentive stock awards. The Award Plan is administered by the Compensation Committee and no member of such committee is eligible to receive awards pursuant to the Award Plan. Awards of Common Stock are determined by the Compensation Committee and may be granted as either performance grants or capital grants. Performance grants provide awards of stock based upon the achievement of specified performance goals established by the Board of Directors, while capital grants are not conditioned upon the attainment of any specific performance goals. To date, all shares of stock issued under the Award Plan have been based upon the achievement of specified performance goals.

   When a performance grant is made, it may provide that shares of incentive stock will be issued to a participant only upon the achievement of certain performance goals, or the Compensation Committee may issue the stock immediately, subject to later forfeiture by the participant in the event the performance goals are not met. The Compensation Committee also has the discretion to issue incentive stock on other bases which it may determine. A restricted period may, but need not be, imposed on all awards under the Award Plan, during which participants may not sell, assign or transfer their incentive stock. A recipient of incentive stock is entitled to all other rights of a shareholder, including the right to vote such shares and receive dividends thereon, during the restricted period. In the event of any change of control in the ownership of the Company, shares of incentive stock are freed of all restrictions, including any performance requirements. If an Award Plan participant ceases to be employed by the Company (other than by reason of death, disability or retirement) during the period in which his or her incentive stock remains restricted, any such restricted stock will be forfeited and returned to the Company. Upon death, disability or retirement, shares of incentive stock are freed of restrictions to the extent determined by the Compensation Committee.

   In connection with the adoption by the Company's Board of Directors of the Incentive Plan, the Award Plan was terminated and all vested performance awards, consisting of long-term awards of 10,584 shares, were canceled and reissued under the Incentive Plan, subject to shareholder approval of the Incentive Plan at the Meeting. All vested and outstanding short-term awards earned under the Award Plan have been issued and no such awards remain to be issued. See "PROPOSAL TWO--APPROVAL OF CAPITAL CITY BANK GROUP, INC.'S 1996 ASSOCIATE INCENTIVE PLAN."

Associate Stock Purchase Plan

   The Company's 1995 Associate Stock Purchase Plan (the "Purchase Plan") was adopted by the shareholders of the Company on April 26, 1995. The Purchase Plan became effective on March 20, 1995. The purpose of the Purchase Plan is to provide employees of the Company and its Designated Subsidiaries (as defined in the Purchase Plan) who (i) have been employed by the Company for one (1) year or more and (ii) do not own five percent (5%) or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents), with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or other contributions. The Purchase Plan qualifies as an "Employee Stock Purchase Plan" under Section 423 of the Code. The maximum number of shares of Common Stock which shall be made available under the Purchase Plan is 150,000 shares with appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange or other similar corporate transaction or event affecting the Common Stock. Under the terms of the Purchase Plan, the shares of the Common Stock purchased by participants are purchased directly from the Company. The Purchase Plan provides that Common Stock may be purchased at a discount, not to exceed 15 percent, which is to be fixed by the Board of Directors from time to time.

   As of the Record Date, 6,660 shares of the Common Stock had been purchased under the Purchase Plan. The Board of Directors has the right to amend or terminate the Purchase Plan at any time, provided that no such amendment or termination may adversely affect purchase rights previously granted, except that an offering period may be terminated by the Board of Directors on any exercise date if the Board of Directors determines that the termination of the Purchase Plan is in the best interests of the Company and its shareholders. Although members of the Board of Directors are eligible to participate in the Purchase Plan, no member of the Compensation Committee may participate in the Purchase Plan, and members of the Board of Directors who are eligible to participate in the Purchase Plan may not vote on any matter affecting the administration thereof or the grant of any option pursuant thereto.

Retirement Plan

   The Company maintains a noncontributory, defined benefit retirement plan (the "Retirement Plan") which covers all full-time associates (and certain part-time associates with 1,000 hours of service annually) of the Company and the Group Banks. The Retirement Plan, which contains a five (5) year vesting requirement, provides monthly payments upon retirement at age 65 based generally upon the average monthly compensation for the last five (5) consecutive years in which compensation was highest within the last ten (10) years of employment, with additional pre-retirement disability and death benefits. The Retirement Plan includes profit participation payments as part of the compensation covered therein. The 1995 compensation covered by the Retirement Plan was $192,957 for Mr. Barron, $121,274 for Mr. Briley, $138,166 for Mr. Davis, $227,083 for Mr. Godfrey Smith and $296,717 for Mr. William G. Smith, Jr. At December 31, 1995, Messrs. Barron, Briley, Davis, and William
G. Smith, Jr., had 21, 17, 14, and 17 years of credited service, respectively, under the Retirement Plan. At December 31, 1995, Mr. Godfrey Smith had 58 years of service. On July 1, 1983, Mr. Godfrey Smith, being beyond the age of 65, withdrew a portion of his vested benefits in a lump sum from the Retirement Plan. On January 1, 1992, Mr. Godfrey Smith began receiving a required minimum distribution of $5,061 per month.

   Benefits are equal to the accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. The following table sets forth annual retirement benefits payable under the Retirement Plan to associates in the specified period-of-service and compensation classifications, assuming the participant was born in 1955 or later, all service is after 1988, and retirement is at the age of 65.

                                              Estimated Annual Pension(2)
                      Highest           Representative Years of Service Credit
                Consecutive Five-Year  (Exclusive of Social Security Benefits)
                   Average Salary(1)   10 Years       20 Years       30 Years

$  30,000 . . . . . . . . . . . . .     $5,928        $ 11,856       $ 17,784
   40,000 . . . . . . . . . . . . .      8,208          16,416         24,624
   50,000 . . . . . . . . . . . . .     10,488          20,976         31,464
   60,000 . . . . . . . . . . . . .     12,768          25,536         38,304
   70,000 . . . . . . . . . . . . .     15,048          30,096         45,144
   80,000 . . . . . . . . . . . . .     17,328          34,656         51,984
   90,000 . . . . . . . . . . . . .     19,608          39,216         58,824
  100,000 . . . . . . . . . . . . .     21,888          43,776         65,664
  125,000 . . . . . . . . . . . . .     27,588          55,176         82,764
  150,000 . . . . . . . . . . . . .     33,288          66,576         99,864

(1) Maximum recognized for benefit purposes in 1996 and 1995 is $150,000.
(2) Maximum permitted in 1996 and 1995 is $120,000.

   Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

Compensation Committee Interlocks and Insider Participation

   During 1995, the Group Banks had outstanding loans to certain of the Company's directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

   DuBose Ausley, Chairman of the Board, is Chairman of Macfarlane Ausley Ferguson & McMullen, the Company's general counsel. During 1995, the Company and the Group Banks paid legal fees to the law firm totaling $225,000.

   Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership in which several directors and officers have an interest. Lease payments during 1995 totaled approximately $53,000.

   Messrs. Cox, Humphress and Midyette are members of the Compensation Committee which administers the Award Plan.

Stock Performance Graph

   The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock over a five-year period with the cumulative shareholder return of (i) a broad equity market index and (ii) a published industry index or a peer group selected by management. The chart below compares total return of the Company's common stock over a five-year period with the Standard and Poor's 500 Index and an index based upon a group of banks selected by management.
The peer group selected by management is comprised of the banks used for the 1995 executive compensation study to reinforce the link between Company performance and executive pay. The Independent Bank Index was dropped in 1995 and is not shown on this chart.

   The performance graph assumes an initial investment of $100 on December
31, 1990. This investment grows each year based on the total shareholder returns of the Company's Common Stock, the Standard & Poor's 500 Index and the market capitalization weighted returns of the selected peer group, in each case with dividends reinvested. The market for the Company's Common Stock is illiquid and there is no independent source of information, such as the National Association of Securities Dealers Automated Quotation System, which reports trades in the Common Stock. Management of the Company believes that the Company's Common Stock trades relatively infrequently based on the number of transfers of Company's Common Stock presented to the transfer agent for processing. Therefore, comparisons of the performance of the Company's Common Stock to indices comprised of actively-traded securities in liquid markets may not necessarily be meaningful.

               12/31/90   12/31/91   12/31/92   12/31/93   12/31/94   12/31/95


Capital City Bank
Group, Inc.
               $100.00    $102.97    $105.94    $118.81     $141.34   $160.19

Peer Group*    $100.00    $118.28    $205.58    $239.35     $256.86   $364.67

S&P 500        $100.00    $130.34    $140.25    $154.32     $156.42   $209.77

*The Peer Group includes Allied Bankshares, Inc., BancTexas Group, Inc., Bank of Granite Corp., Carolina First Corp., Century South Banks, Inc., Commerce Bank, First City Bancorp, Inc., First United Bancshares, Inc., Horizon Bancorp, Inc., Jefferson Bancorp, Inc., L.S.B. Bankshares, Inc. of N.C., Leader Financial Corp., Liberty Bancorp, Inc., NBSC Corp., North Fork Bancorporation, Inc., Peoples Holding Company, Main Street Bank Group (formerly Piedmont Bank Group, Inc.), Premier Bankshares Corp., Seacoast Banking Corp. of Florida, Security Capital Bancorp, Simmons First National Corp., Sterling Bancorp New York, and WesBanco, Inc. Not all of the data is availablefor prior years. First United Bancshares, Inc. entered in 1992, Commerce Bank Virginia Beach entered in 1993, Peoples Holding Co. entered in 1993, Horizon Bancorp, Inc. entered in 1994, and Leader Financial Corp. entered in 1994. 1995 data have been excluded for Commerce Bank of VA, NBSC Corp., and Security Capital Bancorp because they were acquired during 1995.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information concerning each person known to be a beneficial owner of more than 5% of the outstanding shares of the Common Stock as of March 4, 1996.

                       Amount Beneficially Owned            Percent of
Name and Address         as of March 4, 1996               Common Stock

Godfrey Smith                 552,314(1)                       19.30%
  Post Office Box 900
  Tallahassee, Florida 32302

DuBose Ausley                 235,377(2)                       8.22%
  Post Office Box 391
  Tallahassee, Florida 32302

William G. Smith, Jr.        449,782(3)                       15.71%
  Post Office Box 900
  Tallahassee, Florida 32302

R. H. Smith                  447,433(4)                       15.63%
  Post Office Box 11248
  Tallahassee, Florida 32302

(1) Includes 52,000 shares held by Mr. Smith's wife, to which he disclaims beneficial ownership.

(2) Includes (i) 60,892 shares held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; (ii) 10,000 shares owned by a corporation of which Mr. Ausley is Chairman and as to which Mr. Ausley controls voting and investment power; (iii) 3,010 shares held in trusts under which Mr. Ausley serves as a trustee and has shared voting and investment power; and
(iv) 1,475 shares owned by Mr. Ausley's wife, to which he disclaims beneficial ownership.

(3) Includes (i) 16,588 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 6,061 shares owned by Mr. Smith's wife, to which he disclaims beneficial ownership.

(4) Includes (i) 21,248 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 90,000 shares held in a trust under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 111,512 shares held by a partnership under which Mr. Smith shares voting and investment power; and
(iv) 8,124 shares owned by Mr. Smith's wife, to which he disclaims beneficial ownership.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" FIXING THE NUMBER OF DIRECTORS TO BE ELECTED AT SEVEN (7) AND THE ELECTION OF THE SEVEN (7) PERSONS NAMED HEREIN AS DIRECTORS OF THE COMPANY.

                           PROPOSAL TWO
           APPROVAL OF CAPITAL CITY BANK GROUP, INC.'S
                  1996 ASSOCIATE INCENTIVE PLAN

   On February 23, 1996, the Board of Directors adopted the Capital City
Bank Group, Inc. 1996 Associate Incentive Plan (the "Incentive Plan"), subject to shareholder approval at the Meeting. The full text of the Incentive Plan is attached as Exhibit A to this Proxy Statement. The following summary of the major provisions of the Incentive Plan is qualified, in its entirety, by reference to the Incentive Plan as set forth in Exhibit A. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Incentive Plan.

Purpose and Administration

   Pursuant to the Incentive Plan, key employees of the Company who have been selected as participants are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance units and phantom stock, and awards consisting of combinations of such incentives. The Incentive Plan is administered by a committee of the Board of Directors (the "Committee"). The Committee shall have the authority, subject to the provisions of the Incentive Plan, to establish, adopt or revise such rules and regulations and to make all such determinations relating to the Incentive Plan as it may deem necessary or advisable for the administration of the Incentive Plan. No Committee member will be eligible to participate in the Incentive Plan. Subject to the provisions of the Incentive Plan, the Committee has sole discretionary authority to interpret the Incentive Plan and to determine the type of awards to grant, when, if and to whom awards are granted, the number of shares covered by each award and the terms and conditions of the award.
The term of the Incentive Plan is ten (10) years from the effective date, after which no further securities may be granted thereunder.

   Options granted under the Incentive Plan may be incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"). The exercise price of the options is determined by the Committee when the options are granted, subject to a minimum price in the case of ISOs of the Fair Market Value of the Stock on the date of grant and a minimum price in the case of NQSOs of the par value of the Stock. In the discretion of the Committee, the option exercise price may be paid in cash or in shares of Stock or other property having a Fair Market Value on the date of exercise equal to the option exercise price, or by delivering to the Company a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

   The Incentive Plan permits the Committee to grant stock appreciation rights ("SARs"). An SAR granted as an alternative or a supplement to a related stock option will entitle its holder to be paid an amount equal to the Fair Market Value of the Stock subject to the SAR on the Appreciation Date, less the exercise price of the related stock option, if any, or such other price as the Committee may determine at the time of the grant of the SAR (which may not be less than the Fair Market Value of one (1) share of Stock on the Date of Grant). Shares of Stock covered by a restricted stock award will be issued to the recipient at the time the award is granted, but will be subject to forfeiture in the event continued employment and/or other restrictions and conditions established by the Committee at the time the award is granted are not satisfied. A performance share or phantom stock award will provide for the future payment of cash or the issuance of shares of Stock to the recipient if continued employment or other performance objectives established by the Committee at the time of grant are attained. Restricted stock awards and performance share awards may, in the discretion of the Committee, be settled in cash, on each date on which shares of Stock covered by the awards would otherwise have been delivered or become unrestricted, in an amount equal to the Fair Market Value of such shares on such date. The Company has limited the aggregate number of shares of Stock to be awarded under the Incentive Plan to 250,000.

   The Incentive Plan also provides that in the event of a Change in Control, any ISOs, NQSOs or SARs granted to a Participant shall become immediately exercisable with respect to 100 percent of the shares subject to such Options or SARs. Moreover, as to any Phantom Stock Units or other Restricted Stock awarded under the Incentive Plan, the Restricted Period shall expire immediately with respect to 100 percent of the Phantom Stock Units or shares of Restricted Stock subject to Restrictions. The exercise of ISOs following a Change in Control will be subject to a $100,000 limitation on the exercise of ISOs under the Incentive Plan or any other Plan of the Company or the Group Banks in any one year. In adopting the Incentive Plan, the Board of Directors has determined that the individual and/or aggregate ownership of the Smith family in such stock of the Company shall not cause a Change in Control under the Incentive Plan.

Federal Income Tax Consequences

   The following discussion summarizes the material federal income tax consequences of participation in the Incentive Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local or foreign consequences.

   The following does not purport to be a complete description of the federal income tax aspects of the ISOs, NQSOs, SARs, performance shares, restricted stock or phantom stock units granted under the Incentive Plan, and each participant in the Incentive Plan should consult his or her own tax advisor. The Incentive Plan is not a qualified plan within the meaning of
Section 401(a) of the Code.

   Incentive Stock Options. Under Section 422 of the Code, an employee of the Company or any of the Group Banks will not recognize any taxable income at the time of the grant of an ISO under the Incentive Plan. Similarly, participants will not recognize any taxable income on the exercise of an ISO granted under the Incentive Plan if the Option Price is paid in cash or Stock of the same class (common or preferred) as that being purchased. If the Committee authorizes, and a participant elects, to pay the Option Price with appreciated property other than Stock, the participant would recognize taxable income to the extent the Fair Market Value of such property exceeds the participant's basis in such appreciated property. The amount by which the Fair Market Value of Stock acquired upon exercise of an ISO exceeds the Option Price will constitute an item of adjustment for purposes of computing alternative minimum taxable income.

   The tax treatment of the disposition of Stock acquired by exercise of an ISO depends upon whether the participant disposes of such Stock within the statutory holding period for ISO stock. The holding period for ISO stock is the later of two (2) years from the date of the grant of the ISO or one (1) year from the exercise of such option. If a participant disposes of ISO stock after the close of the statutory holding period, he or she will recognize capital gain income equal to the difference between the amount received on such disposition and his or her basis in the transferred Stock.

   A participant's basis in Stock acquired by exercise of an ISO is generally equal to the Option Price. If, however, the participant paid for ISO stock with Stock which the participant already owned, the number of shares of Stock received in the exercise of an ISO equal to the number of shares of Stock used to pay the Option Price will have a basis equal to the participant's basis in the Stock used to pay the Option Price. The remaining shares of Stock received by the participant will have a basis equal to the sum of the gain, if any, recognized on the exercise of an ISO and the cash paid on the exercise.

   If a participant disposes of Stock acquired by exercise of an ISO within the statutory holding period, a so-called "Disqualifying Disposition," the participant will recognize ordinary income equal to the difference between the Option Price and the Fair Market Value of the Stock as of the date an ISO was exercised. Ordinary income recognized on a Disqualifying Disposition is added to a participant's basis in the Stock and amounts realized on the disposition in excess of such sum will be recognized as capital gain income.

   The Company will be entitled to a deduction for compensation with respect to an ISO only if and when a participant recognizes ordinary income from a Disqualifying Disposition.

   Nonqualified Stock Options. The grant of an NQSO will have no immediate tax consequences to the Company or the participant. Stock received on the exercise of an NQSO which is either transferable or not subject to a substantial risk of forfeiture will cause the participant to recognize ordinary income at the time of exercise equal to the excess, if any, of the Fair Market Value of the Stock at the time of exercise (determined without regard to any restriction other than a restriction that by its terms will never lapse) over the exercise price for such Stock. The holding period of Stock received on the exercise of a NQSO will commence as of the date of exercise. Except as provided below, it is not contemplated that the Company will issue or deliver Stock that is nontransferable or subject to a substantial risk of forfeiture.

   Where ordinary income is recognized by a participant in connection with Stock received on the exercise of an NQSO the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. The Company's deduction may be limited or entirely disallowed if the participant's total compensation received from the Company, including any ordinary income recognized in connection with the exercise of NQSOs, exceeds $1,000,000 in the year such options are exercised. The Company will be entitled to the deduction in the taxable year that includes the last day of the participant's taxable year in which he or she recognizes such income. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant's award corresponding to the ordinary income recognized by the participant upon exercise of an NQSO. The Committee may permit a participant to elect to have a portion of the Stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise.

   If a sale of Stock received on the exercise of an NQSO could subject a participant to liability under Section 16(b) of the 1934 Act, such participant's rights in the Stock are treated as subject to a substantial risk of forfeiture and as nontransferable for the period of time during which the sale of such Stock at a profit would subject the participant to suit under
Section 16(b) of the 1934 Act. Since the grant and award of options under the Incentive Plan are made under a Rule 16b-3 plan, the participant would be subject to potential liability under Section 16(b) of the 1934 Act if the Stock awarded upon exercise of the option were sold within six (6) months of the Date of Grant. The Date of Grant is considered the purchase of securities for purposes of Section 16(b) of the 1934 Act, if a participant sells the Stock received upon exercise within six (6) months of the Date of Grant. If the exercise date of an NQSO is more than six (6) months after the Date of Grant of the NQSO was originally granted, then the participant would immediately recognize ordinary income equal to the difference between the Fair Market Value of the Stock on the exercise date and the exercise price. If the exercise date of an NQSO is within six (6) months of the Date of Grant of the NQSO, then the participant would recognize ordinary income on the six (6) month anniversary of such Date of Grant in an amount equal to the difference between the exercise price and the Fair Market Value of the option stock on the six (6) month Date of Grant anniversary. Participants may, however, elect to recognize income immediately upon exercise of an NQSO without regard to the six (6) month Section 16(b) period, by filing an appropriate election with the Internal Revenue Service within thirty (30) days following exercise of the NQSO. If a participant elects to recognize income without regard to the
Section 16(b) period, his or her ordinary income would be an amount equal to the excess of the Fair Market Value of the Stock on the exercise date over the exercise price.

   A participant's basis in Stock acquired by exercise of an NQSO is generally equal to the Option Price. If, however, the Participant paid the Option Price with Stock which the participant already owned, a number of shares of Stock received in the exercise of the NQSO equal to the number of shares of Stock used to pay the Option Price will have a basis equal to the Participant's basis in the Stock used to pay the Option Price. The remaining shares of Stock received by the participant will have a basis equal to the sum of the gain, if any, recognized on the exercise of the NQSO and the cash paid on the exercise.

   Stock Appreciation Rights. An SAR is a contractual right which entitles a participant to an amount equal to the excess, if any, of the Fair Market Value of one share of Stock on the Appreciation Date over the Option Price, in the case of an SAR granted in connection with an option, or the Fair Market

Value of one share of Stock on the Date of Grant, in the case of an SAR granted independent of an option. The Company may pay such excess in cash, in shares of Stock valued at Fair Market Value, or any combination thereof. Fractional shares will be paid in cash. SARs may become exercisable in accordance with a vesting schedule as determined by the Committee.

   The grant of an SAR will have no immediate tax consequences to the participant or the Company. If cash is given upon exercise of an SAR, the award will be treated as additional compensation income to the participant upon receipt. If the Company issues Stock upon the exercise of an SAR and such Stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt equal to the Fair Market Value of the Stock. It is not contemplated that the Company will, upon the exercise of an SAR, issue or deliver Stock that is nontransferable or subject to a substantial risk of forfeiture.

   Where ordinary income is recognized by a participant in connection with the exercise of an SAR, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. The Company's deduction may be limited or entirely disallowed if the participant's total compensation received from the Company, including any ordinary income recognized in connection with the exercise of SARs, exceeds $1,000,000 in the year such SARs are exercised. The Company will be entitled to the deduction in the taxable year that includes the last day of the participant's taxable year in which he or she recognizes income from the exercise of an SAR. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant's award corresponding to the ordinary income recognized by the participant upon exercise of an SAR. If the Company issues Stock upon the exercise of an SAR, the Committee may permit a participant to elect to have a portion of the Stock deliverable upon exercise of an option withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time of exercise.

   The holding period for determining whether capital gain or loss on the subsequent sale or exchange of the Stock awarded upon exercise of an SAR is long-term or short-term capital gain or loss will commence at the date of exercise.

   Performance Shares. Performance shares ("Performance Shares") may be awarded to participants based upon the degree to which certain objective performance goals, as established by the Committee, are attained. The amount earned with respect to an award of Performance Shares will usually be payable in Stock based upon the Fair Market Value of such stock on the valuation date. The Committee may, however, vary the composition of a Performance Share award at its discretion.

    If a Performance Share award is paid in cash, the award will be treated as additional compensation income to the participant upon receipt. If the Company issues Stock in payment of a Performance Share award and such Stock is either transferable or not subject to a substantial risk of forfeiture, the participant will recognize compensation income upon receipt of the Stock equal to the Fair Market Value of the Stock. It is not contemplated that the Company will, upon payment of a Performance Share award, issue Stock that is nontransferable or subject to a substantial risk of forfeiture.

     The Company will be entitled to a deduction in an amount equal to the Performance Share award in the taxable year that includes the last day of the participant's taxable year in which he or she recognizes income from the receipt of a Performance Share award. The Company's deduction may be limited or entirely disallowed if the participant's total compensation received from the Company, including any ordinary income recognized in connection with the receipt of a Performance Share award, exceeds $1,000,000 in the year such Performance Shares are awarded. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant's Performance Share award corresponding to the ordinary income recognized by the participant upon receipt of the award. If the Company issues Stock in payment of a Performance Share award, the Committee may permit a participant to elect to have a portion of the Stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the Performance Shares are awarded.

   The holding period for determining whether capital gain or loss on the subsequent sale or exchange of Stock received as a Performance Share award is long-term or short-term capital gain or loss will commence at the date of issue.

   Restricted Stock Awards. The Company may grant participants awards of restricted stock ("Restricted Stock") and establish the periods of restriction applicable thereto. Restricted Stock will be nontransferable and subject to forfeiture upon termination of employment for any reason prior to the date such awards become vested in accordance with their terms. Participants will be entitled to dividends payable with respect to Restricted Stock, even during the restricted period, without risk of forfeiture although the Company may withhold payment of the dividends until the expiration of the Restricted Period. Any dividends on Restricted Stock so withheld may accrue interest at a rate and subject to such terms as determined by the Committee. The purchase price of Restricted Stock will be an amount equal to the aggregate par value of such shares and will be payable within sixty (60) days following the making of the award.

   Participants will recognize compensation income equal to dividends payable with respect to Restricted Stock during the restricted period. Dividends payable with respect to Restricted Stock following expiration of the Restricted Period shall be recognized as ordinary dividend income. Participants will recognize compensation income in an amount equal to the excess of the Fair Market Value of Restricted Stock awarded to a participant over the amount paid, if any, for such shares as and when the Restricted Stock becomes either freely transferable or free of any risk of forfeiture.

   The Company will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant's taxable year in which he or she recognizes income from the receipt of the receipt of Restricted Stock. The Company's deduction may be limited or entirely disallowed if the participant's total compensation received from the Company, including compensation income recognized in connection with the receipt of Restricted

Stock, exceeds $1,000,000 in the year such Restricted Stock is included in a participant income. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant's award corresponding to the compensation income recognized by the participant. The Committee may permit a participant to elect to have a portion of the Restricted Stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the Restricted Stock is included in a participant's income.

   Phantom Stock Units. The Company may issue participants phantom stock unit awards ("Phantom Stock Unit Awards") upon terms and conditions established by the Committee from time to time. A phantom stock unit ("Phantom Stock Unit") entitles the holder of such a unit to a hypothetical equivalent of one share of Stock granted in connection with an Incentive Plan award or deferred Performance Share award. Phantom Stock Unit Awards will be nontransferable and subject to forfeiture if employment is terminated for any reason before such awards become vested in accordance with their terms. The Committee, in its sole discretion, shall determine whether dividends payable with respect to Phantom Stock Units during the restricted period will be withheld by the Company and subject to forfeiture in accordance with the vesting schedule generally applicable to Phantom Stock Units. Upon expiration of the Restricted Period with respect to any Phantom Stock Units covered by a Phantom Stock Unit Award, the Company shall deliver to the participant or his beneficiary, without charge, one share of Stock for each Phantom Stock Unit which has not then been forfeited and cash equal to any dividend equivalents credited with respect to such vested unit and interest, if any, thereon.

   The award of a Phantom Stock Unit, and the crediting of forfeitable dividend equivalents and interest thereon, will have no immediate tax consequences to the participant or the Company. The delivery of Stock, dividend equivalents and interest thereon with respect to fully vested Phantom Stock Units will generate taxable compensation income to a participant in an amount equal to the Fair Market Value of the Stock, if the stock is either freely transferable or not subject to a risk of forfeiture, and the cash, if any, awarded to the participant. It is not contemplated that the Company will issue or deliver stock that is nontransferable or subject to a substantial risk of forfeiture.

   The Company will be entitled to a deduction in an amount equal to the amount recognized as compensation income by a participant in the taxable year that includes the last day of the participant's taxable year in which he or she recognizes income from the receipt of Stock and cash for fully vested Phantom Stock Units. The Company's deduction may be limited or entirely disallowed if the participant's total compensation received from the Company, including income recognized in connection with the Phantom Stock Unit Award, exceeds $1,000,000 in the year such award is included in a participant's income. The Company is entitled to the deduction only if and to the extent the Company withholds tax from the participant's award corresponding to the ordinary income recognized by the participant. The Committee may permit a participant to elect to have a portion of the Stock withheld to provide for payment of such withholding tax. Otherwise, withholding taxes will be payable in cash at the time the award is included in a participant's income.

   The following table provides certain information with respect to all the options or other awards granted pursuant to the Incentive Plan specifying the amount awarded:
                        NEW PLAN BENEFITS
                  1996 Associate Incentive Plan

                  Group                  Number of Shares

          William G. Smith, Jr.              2,794(1)

          Thomas A. Barron                   2,778(2)

          J. Kimbrough Davis                 1,262(3)

          Randolph K. Briley                   538(4)

          Executive Officer Group (5)        8,312(5)

          Non-Executive Officer
             Employee Group (17)            11,065(6)

(1) Consists of (i) 2,119 shares potentially issuable pursuant to long-term performance awards originally made under the Award Plan which were canceled and reissued under the Incentive Plan, subject to its approval by Company shareholders; and (ii) 675 shares potentially issuable pursuant to short-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders.

(2) Consists of (i) 2,112 shares potentially issuable pursuant to long-term performance awards originally made under the Award Plan which were canceled and reissued under the Incentive Plan, subject to its approval by Company shareholders; and (ii) 666 shares potentially issuable pursuant to short-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders.

(3) Consists of (i) 944 shares potentially issuable pursuant to long-term performance awards originally made under the Award Plan which were canceled and reissued under the Incentive Plan, subject to its approval by Company shareholders; and (ii) 318 shares potentially issuable pursuant to short-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders.

(4) Consists of (i) 359 shares potentially issuable pursuant to long-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders; and (ii) 179 shares potentially issuable pursuant to short-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders.

(5) Consists of (i) 5,865 shares potentially issuable pursuant to long-term performance awards originally made under the Award Plan which were canceled and reissued under the Incentive Plan, subject to its approval by Company shareholders; (ii) 2,088 shares potentially issuable pursuant to short-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders; and (iii) 359 shares potentially issuable pursuant to long-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders.

(6) Consists of (i) 4,719 shares potentially issuable pursuant to long-term performance awards originally made under the Award Plan which were canceled and reissued under the Incentive Plan, subject to its approval by Company shareholders; (ii) 3,145 shares potentially issuable pursuant to short-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders; and (iii) 3,201 shares potentially issuable pursuant to long-term performance awards made under the Incentive Plan, subject to its approval by Company shareholders.

   The Incentive Plan must be approved by a majority of the votes represented in person or by written proxy and voted at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE
"FOR" THE ADOPTION OF THE COMPANY'S 1996 ASSOCIATE INCENTIVE PLAN AS SET FORTH IN EXHIBIT A ATTACHED HERETO.




         PROPOSED AMENDMENTS TO THE ARTICLES OF INCORPORATION

General

The Board of Directors of the Company has proposed and approved a number of amendments to the Company's Articles of Incorporation (the "Proposed Amendments"), which are set forth herein as Proposals Three, Four, Five, Six and Seven, and has directed that they be submitted to a vote at the Meeting.
The Proposed Amendments are to some extent interrelated, and the purpose of many of these amendments is to prevent the circumvention of the desired protection afforded by other amendments. The Proposed Amendments are incorporated into the Proposed Amended and Restated Articles of Incorporation (the "Proposed Articles"), attached to this Proxy Statement as Exhibit B. Set forth below is a discussion of the Proposed Amendments deemed to be material by the Board of Directors. This discussion is qualified, in its entirety, by reference to the Proposed Articles as set forth in Exhibit B.

Vote Required

     A favorable vote of a plurality of the shares represented and voted at the Meeting shall be required for the approval and adoption of the Proposed Amendments set forth in Proposals Three, Four, Five and Six. Because the FBCA requires that any amendments which increase the voting requirement for a particular shareholder action be approved by such higher voting requirement, the affirmative vote of at least two-thirds (66 2/3%) of all the issued and outstanding voting stock of the Company shall be required for shareholder approval of the Proposed Amendments set forth in Proposal Seven. The Proposed Articles will become effective upon the filing by the Company of Articles of Amendment and Restatement with the Florida Department of State. To the extent any of Proposals Three, Four, Five, Six or Seven are not approved by the requisite vote of the shareholders, the Proposed
Articles will be modified prior to filing.

     Members of the Board of Directors and certain management personnel of the Company who beneficially own in the aggregate 1,621,263 shares, or approximately 56.6% of the issued and outstanding Common Stock, have indicated their intent to vote all their shares in favor of all proposals to be submitted to the shareholders at the Meeting, which vote is sufficient to approve all such proposals except Proposal Seven, the approval of which requires the affirmative vote of at least two-thirds (66 2/3%) of all the issued and outstanding shares of Common Stock of the Company.



Purpose and Effect of the Proposed Amendments

   The purpose and intended effect of the Proposed Amendments are to increase the Company's ability to issue capital stock, to enhance the continuity and stability of the Company's management and to protect shareholders by encouraging third parties that are interested in acquiring the Company to first approach the Board of Directors with their intentions. The Board believes that the Proposed Amendments will provide management with increased flexibility and time with which to adequately respond to such overtures and to defend shareholder interests.



     In protecting shareholders from unwanted attempts to take control of the Company, it is possible that the Proposed Amendments may also have a significant effect on the ability of shareholders of the Company to change the composition of the Board of Directors, even when such a change may be desired or deemed beneficial by a majority of such shareholders. In this respect, the Proposed Amendments may have the effect of making more secure the positions and decisions of the existing members of the Board of Directors. The Proposed Amendments could also have the effect of discouraging a potential acquiror from initiating or completing an acquisition or tender offer which is desired or deemed beneficial by shareholders of the Company. The Proposed Amendments could also deter certain potential acquirors from making unsolicited offers for control of the Company, if they anticipate that their offer will be viewed negatively by the Board of Directors. Furthermore, the application of any or all of the Proposed Amendments, either acting alone or in tandem, may have the effect of decreasing or eliminating altogether any premiums that are often placed on the value of stock of a corporation which is receptive to or not protected from unsolicited acquisition overtures. Because the Proposed Amendments may have the effect of decreasing the likelihood of such unsolicited acquisition overtures, the approval of the Proposed Articles could effectively lower or exclude altogether any such premiums from a determination of the value of the Company's capital stock, which could lower the market value of such stock as compared to its potential market value had the Proposed Amendments not been adopted.

     Currently, certain management personnel of the Company and members of the Board of Directors own in excess of a majority of the issued and outstanding shares of Common Stock and, should they choose to act together, could block any unwanted attempt to take control of the Company. While the Company currently has no plans to issue additional shares of its capital stock other than pursuant to existing employee plans and the Company is not aware of any current plans of a member of the Board of Directors or management to divest any of his or her shares of Common Stock, future actions by the Company or by such individuals could cause the ownership of Common Stock by management and the Board of Directors to fall below a majority of the issued and outstanding Common Stock. For that reason, although at the present time the Board of Directors knows of no such overtures to acquire the Company, management believes it is appropriate at this time to propose provisions which could lessen the possibility of an attempt by a potential acquiror to circumvent the Board of Directors to the detriment of shareholders at a time when management and the Board of Directors no longer control a majority of the issued and outstanding shares of Common Stock.

   At present, the Company's Articles of Incorporation and Bylaws do not contain any provisions which could serve to protect shareholders and the Company from unwanted attempts to take control of the Company from the Board of Directors or from the shareholders. Certain provisions of the FBCA which are currently applicable to the Company and which would remain applicable after adoption of the Proposed Amendments do serve to protect shareholders in the event that such overtures are made. See "SHAREHOLDER PROTECTION PROVISIONS UNDER FLORIDA LAW APPLICABLE TO THE COMPANY." The Board of Directors has no present intention to put before the shareholders, other than the Proposed Amendments, any other proposals which would impact an attempt by a third party to obtain control of the Company.

Shareholders are urged to read carefully the following sections of this Proxy Statement, which describe the Proposed Amendments and their purpose and effect, and the Proposed Articles, attached hereto as Exhibit B, which set forth the full text of the Proposed Amendments, before voting on this proposal.





     SHAREHOLDER PROTECTION PROVISIONS UNDER FLORIDA LAW
 APPLICABLE TO THE COMPANY

     The following discussion is a summary of two statutory shareholder protection provisions under the FBCA which apply to certain Florida corporations, including the Company. This summary is provided for informational purposes only. As such, this summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing law and governing corporate documents of the Company.

Affiliated Transactions

     Section 607.0901 of the FBCA provides a super-majority requirement for certain proposed transactions ("Section 607.0901") which applies to all Florida corporations unless a corporation expressly chooses to "opt out" of the applicability of such law or the corporation falls under one of the exemptions from the statute's application. Under the FBCA, any merger, share exchange, dissolution or sale of all or substantially all of the assets of a corporation other than in the usual and regular course of business must be approved by the affirmative vote of the holders of a majority of the shares of stock entitled to vote on the matter. As to the Company, Section 607.0901, as well as the current Articles of Incorporation of the Company and the Proposed Articles, require that, in addition to any vote required by the FBCA and subject to the exceptions described below, any "Affiliated Transaction" between the Company and any beneficial owner of 10% or more of the Company's voting shares, including shares held by any associate or affiliate of such a person (an "Interested Shareholder"), be approved by the affirmative vote of the holders of two-thirds (66 2/3%) of the voting shares of the Company's stock, excluding for such purposes any shares held by the Interested Shareholder. An "Affiliated Transaction" includes, among other transactions:
(i) any merger or consolidation of the Company or any of its subsidiaries with an Interested Shareholder or an associate or affiliate of an Interested Shareholder, (ii) any sale, exchange or other disposition of assets of the Company to an Interested Shareholder or an associate or affiliate of an Interested Shareholder, having an aggregate market value of all of the outstanding shares of the Company, or representing 5% or more of the earning power or net income of the Company, and (iii) the issuance or transfer to the Interested Shareholder or an associate or affiliate of the Interested Shareholder, by the Company, of the shares of the Company or any of its subsidiaries which have an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding shares of the Company.

     However, the voting requirements of Section 607.0901 do not apply to an Affiliated Transaction if, among other things: (a) the Affiliated Transaction has been approved by a majority of the disinterested directors on the Company's board of directors, (b) the Interested Shareholder has been the beneficial owner of at least 80% of the Company's outstanding voting shares for at least five years, (c) certain fair price requirements have been met, or (d) the Company has not had more than 300 shareholders of record at any time during the three years preceding the date of the first general public announcement of a proposed Affiliated Transaction. The Company may also "opt out" entirely from the applicability of the Section 607.0901 through a provision in the Company's original Articles of Incorporation or through an amendment to its Articles of Incorporation or Bylaws. However, any such amendment to its Articles of Incorporation or Bylaws to expressly exclude the Company from the applicability of Section 607.0901 must be approved by the affirmative vote of the holders, other than Interested Shareholders, of a majority of the outstanding voting shares of the Company and such amendment will not be effective until 18 months following such a vote. The "opt out" provision shall not apply to any Affiliated Transaction with an Interested Shareholder who became an Interested Shareholder on or prior to the effective date of such amendment.

     The Company is currently subject to Section 607.0901 under its present Articles of Incorporation, and thus any Affiliated Transaction would be subject to a two-thirds (66 2/3%) vote of the holders of the outstanding shares of the Company entitled to vote, unless otherwise exempt. Section 607.0901 protects shareholders of the Company because it increases the difficulty and expense for a potential acquiror seeking to gain control of the Company by freezing out certain minority shareholders in a "two-step" merger transaction. Thus, Section 607.0901 serves to protect shareholders from the inequitable results of certain transactions between a corporation and an Interested Shareholder.

     The Proposed Amendments will not alter the possible applicability of
Section 607.0901 to the Company and the Board of Directors does not presently or in the future expect that it will contemplate proposing to the shareholders that the Company "opt out" from the applicability of Section
607.0901. Given the protections to shareholders afforded by Section 607.0901, the Board of Directors believes that it is in the best interest of the shareholders of the Company to continue to remain subject to Section 607.0901.

Control Share Acquisitions

     The control share acquisition provisions of the FBCA ("Section 607.0902") impose conditions and restrictions on "control share acquisitions" which provide that any "control shares" (shares which represent at least 20% of the outstanding stock of a Florida corporation) that are acquired in a "control share acquisition" have no voting rights except to the extent approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, excluding all "interested shares," which are shares which may be voted directly or indirectly by the person proposing to make the "control share acquisition," by any officer of the corporation or by any employee who is also a director of the corporation. Section 607.0902 also exempts from its application shares acquired (i) by gift, will, or intestacy; (ii) in satisfaction of a security interest; (iii) as a result of a merger or share exchange which the issuer is a party to such transaction; (iv) by participating in a savings, employee stock or other benefit plan of the corporation or any of its subsidiaries; or
(v) by a group of two or more persons acting together with respect to the voting of shares provided that such persons are (a) related by blood or marriage and (b) have been shareholders of the Company since July 1, 1987. These provisions are inapplicable if a Florida corporation's charter or bylaws are amended to "opt out" of Section 607.0902 in order to permit the acquisition of such shares prior to the acquiring person's acquisition thereof.

     The purpose of Section 607.0902 is to protect shareholders of Florida corporations by providing them with an opportunity to decide whether a change in corporate control is desirable. This statute attempts to place a corporation's shareholders on equal ground with a potential acquiror by nullifying the voting power of "control shares" acquired by those who may seek to acquire the Company without first approaching the Board of Directors. The application of Section 607.0902 to the Company by virtue of the FBCA would have the effect of limiting the voting power of any Company shareholder, even those who are not intent on soliciting a change in control of the Company without first conferring with management, upon such shareholder's acquisition of a threshold amount of the voting stock of the Company. While this provision may limit certain legitimate or good faith acquisitions of the Company's voting stock, the Board of Directors believes that not "opting out" of this statute provides an effective means to protect the interests of Company shareholders.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENTS ARE IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY
RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSED ARTICLES AND PROPOSALS THREE, FOUR, FIVE, SIX AND SEVEN.





    PROPOSAL THREE


         AMENDMENT TO INCREASE THE AUTHORIZED SHARES OF
                  THE COMPANY'S CAPITAL STOCK



Common Stock

   The Board of Directors recommends that the Company's Articles of Incorporation be amended and restated to add Article III of the Proposed Articles, which would increase the amount of Common Stock authorized to 30,000,000 shares. The Common Stock authorized under this Proposed Amendment would be identical to the Common Stock already authorized pursuant to the Company's Articles of Incorporation. Under the FBCA, such shares may only be authorized by an amendment to the Articles of Incorporation. Although the shareholders must approve increases to the number of shares of capital stock authorized, shares may be issued by the Board of Directors in exchange for adequate consideration therefor without the approval of the shareholders of the Company.

   The primary reason for this Proposed Amendment is that the Company has relatively few remaining shares of authorized but unissued Common Stock. At present, Article III of the Company's current Articles of Incorporation, as amended to the date hereof, allows the Company to have 4,000,000 shares of Common Stock authorized. As of the Record Date, 2,862,284 shares of the Company, or approximately 71.56% of the total authorized amount, were issued and outstanding to approximately 933 holders of record. As of the Record Date, 450,000 shares, or approximately 11.25% of the total authorized amount, were reserved for issuance under the Company's benefit and purchase plans, including the Incentive Plan and the Director Plan.

   It is the present intention of the Board of Directors that the adoption of this Proposed Amendment to increase the amount of authorized Common Stock will not result in the immediate issuance of any additional Common Stock shares. This increase, however, is intended to insure that there will be sufficient authorized but unissued shares available for the corporate purposes described below. Approval of this proposal will permit the Board to issue such additional shares without further approval of the shareholders unless otherwise required by law or the Company's Articles of Incorporation.

Preferred Stock

   The Board of Directors also recommends that the Company's Articles of Incorporation be amended and restated, in the same provision of the Proposed Articles described above, to authorize 3,000,000 shares of Preferred Stock, whose relative rights, preferences and limitations shall be determined by the Board of Directors as it deems appropriate from time to time without further shareholder approval.

   Under the FBCA, the Company is, if authorized by the Articles of Incorporation, permitted to issue preferred stock in series and with rights, preferences and limitations as established from time to time by the Board of Directors. At present, the Company's Articles of Incorporation do not permit the Company to issue a preferred class of stock and no preferred stock has been authorized or issued by the Company.

   It is the present intention of the Board of Directors that the adoption of this Proposed Amendment to authorize Preferred Stock will not result in the immediate issuance of any Preferred Stock shares. The authorization of this new class of stock, however, is intended to insure that there will be sufficient authorized but unissued shares available for the corporate purposes described below. Approval of this proposal will permit the Board to issue such additional shares without further approval of the shareholders unless otherwise required by law or the Company's Articles of Incorporation.

Reasons for and Effects of the Proposed Amendment

   The Board of Directors believes that additional shares of Common Stock and Preferred Stock should be available for issuance by the Board of Directors from time to time for stock splits, stock dividends, acquisitions, future financings, employee benefit plans and for other proper corporate purposes. The increase in the authorized shares could also be used to impede an attempt to acquire control of the Company without the consent of the Board of Directors since new shares could be issued to dilute the stock ownership of a person engaging in such an attempt.

   Under the Company's present Articles of Incorporation, shareholders have no preemptive rights with respect to the authorization or issuance of the Company's capital stock. No holder of the Company's capital stock has or will have the right of cumulative voting at any election of directors or upon any other matter.

Once authorized, shares of Common Stock and Preferred Stock generally may be issued solely upon the action of the Board of Directors in exchange for adequate consideration therefor. The additional shares of Common Stock, when issued, will have the same rights as the presently authorized shares of Common Stock. Neither this nor any of the other Proposed Amendments will modify the Articles of Incorporation to provide preemptive rights or cumulative voting.

     If this Proposed Amendment is approved, the Preferred Stock could be issued by the Board, from time to time, without the necessity of further action or authorization by the Company's shareholders (unless required by applicable law), in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the right, if any, of the Company to redeem shares of such series and the terms and conditions of such redemption; (e) the retirement or sinking fund provisions, if any, of shares of such series, and the terms and provisions relative to the operation thereof;
(f) the terms and conditions, if any, upon which shares of such series may be converted into, or exchanged for, shares of stock of any other class or any other series of the same class or any other securities or assets; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution or winding up of the Company;
(h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisitions by the Company of, the share of any class of stock of the Company; and (i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock by the Company.
This proposal to create Preferred Stock would permit the terms of voting power, liquidation, conversion and the mechanics of a redemption to be set forth in a separate resolution or certificate adopted by the Board of Directors, and thus assuring additional flexibility.



     The Preferred Stock to be authorized by Proposal Three would represent an additional class of stock which could be required under the FBCA to approve a proposed acquisition of the Company. The Board of Directors of the Company would be authorized to issue the Preferred Stock from time to time in one or more series and to fix the powers, designations, preferences and relative, participating, optional and other specific rights of the shares of each of such series, including voting rights, which could be full, limited or as a separate class, as well as conversion rights.

     The additional flexibility afforded by the ability to issue the Common and Preferred Stock could enhance the arm's-length bargaining capability of the Board of Directors on behalf of the Company's shareholders in a situation involving a solicitation to obtain control of the Company without the approval of the Board of Directors. In such an event, it might be possible for the Board of Directors to authorize the issuance of a series of the Preferred Stock with rights and preferences which could impede the completion of such a transaction. The Board of Directors would be able to authorize holders of the Preferred Stock to vote, either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or other extraordinary corporate transactions. Since the issuance of the Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, shares of the Preferred Stock could be privately placed with purchasers who might ally themselves with the Board of Directors to oppose such a bid. The additional shares of Common Stock proposed to be authorized might also be issued to a holder who would vote against a proposed merger or sale of assets or other corporate transaction and therefore might be available to impede or discourage an acquisition of the Company without the consent of the Board of Directors. However, such an issuance would also affect shareholder value by diluting the stock ownership of all shareholders, who, at the time of such issuance, own stock of the same class whether such shareholders were in favor of
or against such transaction.    The Board of Directors has no present plans or
understandings for the issuance of Common Stock or Preferred Stock except for such stock issued pursuant to any of the Company's existing or proposed employee benefit plans and does not intend to issue any Common Stock or Preferred
Stock except on terms which the Board of Directors deems to be in the best interests of the Company and its shareholders. The Preferred Stock, together with any authorized but unissued shares of Common Stock, also could represent additional capital required to be purchased by an acquiror.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL THREE.

PROPOSAL FOUR
AMENDMENTS TO PROVISIONS GOVERNING
CERTAIN RIGHTS OF SHAREHOLDERS

Description of Amendments

     The Proposed Amendments being submitted to the shareholders in this Proposal Four consist of the following four amendments to the Company's Articles of Incorporation: (a) to establish a classified Board of Directors beginning with the 1997 Annual Meeting of Shareholders; (b) to provide that the shareholders of the Company may act only at a duly and validly called meeting and not by written consent; (c) to provide that only (i) a majority of the total number of authorized directors on the Board of Directors (calculated without regard to any vacant positions) or (ii) the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue at a special meeting of shareholders, may call such a special meeting; and (d) to amend the procedures that shareholders must follow in order to nominate directors.

     AMENDMENT TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS

General

     At present, Article II of the Company's Bylaws provides that all Directors shall be elected at the Annual Meeting of Shareholders to hold office until the next Annual Meeting and until their respective successors are duly elected and qualified. Article II of the Bylaws also provides that the Board of Directors shall consist of not less than five (5) members and not more than twenty-five (25) members. Article VI, paragraph A of the Proposed Articles provides that, beginning with the directors to be elected at the 1997 Annual Meeting of Shareholders, the Board of Directors will be divided into three classes with staggered terms, designated as Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one-third (33 1/3%) of the number of members of the Board of Directors, which is currently set at seven
(7) and which, upon the approval by the shareholders of Proposal One, will remain at seven (7). See "PROPOSAL ONE--ELECTION OF DIRECTORS." Class I directors will hold office until the 1998 Annual Meeting of Shareholders, Class II directors will hold office until the 1999 Annual Meeting of Shareholders, and Class III directors will hold office until the 2000 Annual Meeting of Shareholders. Beginning with the 1998 Annual Meeting of Shareholders, one class of directors will be elected for a three (3) year term at each annual meeting, with the remaining classes continuing in office. Article VI of the Proposed Articles would also provide that the number of directors on the Board of Directors shall not be greater than twenty-five (25) nor less than one (1). Vacancies which occur from time to time may be filled by the Board of Directors, and any such director appointed to fill a vacancy shall serve until the expiration of the term of the other directors in such appointee's class.

     Although there have been no problems in the past with respect to continuity or stability of the Board of Directors, classification of the Board, which prevents more than approximately one-third of the Board of Directors from being replaced at any annual meeting, will help assure the continuity and stability of the Company's management and policies since a majority of the directors will in any given year have prior experience as directors of the Company.

Reasons for and Effects of the Proposed Amendment

     Although neither the Board of Directors nor the management of the Company is aware of any actual or threatened change in the direction or control of the Company proposed by a third party, the purpose of the Proposed Amendment is to protect shareholders from the possibility of a sudden change in the direction of the Company not supported by management or the Board of Directors, including an actual or threatened change in control. The Proposed Amendment would make it more time-consuming to effect a change in the majority control of the Board of Directors and thus would reduce the vulnerability of the Company to an unsolicited proposal for the acquisition of the Company that does not contemplate the acquisition of all of the Company's outstanding shares at a fair price, or an unsolicited proposal for the restructuring or sale of all or part of the Company. A classified Board of Directors upon which directors serve three (3) year terms requires at least two annual shareholder meetings in order to effect a change in the control of the Board. Currently, a change in control of the Board of Directors could be effected in one annual shareholder meeting.

     Often, third parties accumulate stock in public companies with a view toward using a control block of stock to force a restructuring, merger or consolidation or forcing a corporation to repurchase a control block of stock at a premium. Such actions are often taken without advance notice to or consultation with the board of directors or management of the corporation.
In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that their proposals will be implemented by the corporation. If the corporation resists such efforts to obtain representation on the corporation's board, such parties may commence proxy contests to have themselves or their nominees elected to the board of directors in place of certain directors or the entire board. In some cases, the third party may not be interested in taking over the corporation, but uses the threat of a proxy fight or acquisition bid as a means of forcing the corporation to repurchase its holdings at a substantial premium over market price, possibly to the detriment of other shareholders.

     The Board of Directors of the Company believes that the threat of removal of the Company's directors in such situations would curtail the Board of Directors' ability to negotiate effectively with such persons. Management would be deprived of the time and information necessary to evaluate the particular proposal, to study alternative proposals and to help ensure that the best price is obtained for all shareholders in any transaction involving the Company that may ultimately be undertaken. By stabilizing the composition of the Board of Directors, this Proposed Amendment is designed to encourage any person who might seek to acquire control of the Company to consult first with the Company's Board of Directors and to negotiate the terms of any proposed business combination or tender offer.

     Acquisition overtures or changes in the Directors of the Company that are proposed and effected without prior consultation and negotiation with the Company's Board of Directors may not necessarily be detrimental to the Company and its shareholders, and the adoption of this Proposed Amendment could discourage or frustrate future attempts to acquire control of the Company or shares of its stock that are not approved by the incumbent Board of Directors, but which a majority of shareholders might deem to be in their best interests. This Proposed Amendment, if adopted, could also delay or frustrate the assumption of control by a holder of a large block of shares of the Company's Common Stock or the removal of incumbent directors, even if a majority of the shareholders considered such events to be beneficial.

     Another effect of establishing a classified board is that it would be more difficult for shareholders to change the composition of the Company's Board of Directors, even when the only reason for such a change might be the performance of the incumbent directors. This occurs because the staggered board provision affects every election of directors and is not triggered by the occurrence of a particular event, such as an unsolicited acquisition overture by a third party. However, the Board of Directors believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals or the limitations on changing the members of the Board of Directors. Moreover, the presence of a classified board could have the effect of depressing the market price of the Company's capital stock, which would lower the value of such stock to shareholders of the Company. Because of the possible effect of a classified board of directors upon unsolicited acquisition overtures, this Proposed Amendment could result in a minimization or elimination of acquisition market premiums associated with the Company's capital stock, which could lower the value of such stock to shareholders of the Company.



AMENDMENT TO REQUIRE THAT ALL SHAREHOLDER ACTIONS BE
    TAKEN AT A SHAREHOLDER MEETING AND NOT BY WRITTEN CONSENT

General

     The Board of Directors recommends that the Company's Articles of Incorporation be amended and restated to add Article V, Paragraph B of the Proposed Articles, which provides that actions required or permitted to be taken by the shareholders may be taken only upon the vote of the shareholders at an annual or special meeting duly and properly called and noticed and may not be taken by written consent of the shareholders.

     Under the FBCA, unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken by shareholders of the Company may be taken without a meeting, without prior notice and without a shareholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. The Company's Articles of Incorporation currently contain no provision restricting or regulating shareholder action by written consent.

Reasons for and Effects of the Proposed Amendment

     The adoption of this Proposed Amendment would eliminate the ability of the Company's shareholders to act by written consent in lieu of a meeting. It is intended to prevent solicitation of consents by shareholders seeking to effect changes without giving all of the Company's shareholders entitled to vote on a proposed action an adequate opportunity to participate at a meeting where such proposed action is considered. The Proposed Amendment would prevent one who holds or controls a large block of the Company's voting stock from using the written consent procedure to take shareholder action outside of a shareholder meeting of which all shareholders would receive notice. This Proposed Amendment would also protect shareholders from actions taken without their approval and outside of a forum in which they could express their opinions for or against such actions. It will enable the Company to set a record date for any shareholder voting, and should reduce the possibility of disputes or confusion regarding the validity of purported shareholder action. The amendment could provide some encouragement to a potential acquiror to negotiate directly with the Board of Directors.

     The Board of Directors does not believe that the elimination of shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company. Nevertheless, the effect of this proposal may be to make more difficult, or delay, certain actions by a person or a group acquiring a substantial percentage of the Company's stock, even though such actions might be desired by, or beneficial to, the holders of a majority of the Company's stock. Shareholders wishing to effectuate such a change would need to bring their proposals to a properly called and noticed annual or special meeting, a process which could be more time consuming than through the written consent procedure. This proposal could also hinder the ability of the holders of a majority of the Company's voting stock to take, in the opinion of such shareholders, legitimate or necessary action on behalf of all the shareholders without bringing such action before a properly called and duly-noticed annual or special meeting of shareholders.

AMENDMENT TO PROVIDE THAT ONLY A MAJORITY OF THE BOARD OF  DIRECTORS OR A
          GREATER PERCENTAGE OF VOTING STOCK MAY CALL
                SPECIAL MEETINGS OF SHAREHOLDERS

General

     The Board of Directors recommends that the Company's Articles of Incorporation be amended and restated to add Article V, Paragraph C of the Proposed Articles, which provides that special meetings of shareholders of the Company may be called at any time by a majority of the total number of authorized positions on the Board of Directors (calculated without regard to any vacancies thereon at the time the Board considers the resolution requesting the special (meeting), or by the holders of not less than fifty percent (50%) of the shares entitled to be cast on any issue at the proposed special meeting, provided that such holders deliver to the Secretary of the Company a written demand or demands for the meeting and state the purposes therefor. Special meetings of shareholders may not be called by any other person or persons.

     Article I, Section 2 of the Company's Bylaws currently permits either (i) a majority of the members of the Board of Directors or (ii) shareholders having not less than one-fourth (25%) of the voting power of the Company to request a special meeting. The FBCA permits a special meeting to be called by either (i) a majority of the Board of Directors or other persons authorized by the Articles of Incorporation, or (ii) the holders of not less than ten percent (10%) of the shares entitled to be voted on any issue at the proposed special meeting, but the Articles of Incorporation may specify a greater percentage, up to fifty percent (50%).

Reasons for and Effects of the Proposed Amendment

   Proxy fights at special meetings have been utilized by potential acquirors in an attempt to undercut the authority of a corporation's board of directors to negotiate on behalf of the corporation and its shareholders. Where a board has determined that an acquisition offer is unfair or inadequate as to the shareholders of the corporation, some potential acquirors have used the power to call special shareholders' meetings to remove directors and replace them with nominees of the acquiror, or to take other actions to reverse prior actions of the board of directors which had been taken to protect the corporation and its shareholders. Under the FBCA, a potential acquiror with a ten percent (10%) interest in the Company's Common Stock, or someone who is able to solicit proxies sufficient to represent that number of shares, can put the Company to the expense of calling a special meeting and can place before the meeting any proposals that the potential acquiror desires, so long as they are appropriate for shareholder action. During the time between the call of the special meeting and the time it is held, the Board of Directors may feel constrained to preserve shareholders' freedom of action at the meeting by foregoing actions it might otherwise take in response to an unfair or inadequate bid. This Proposed Amendment would strengthen the position of the Board of Directors in dealing with potential acquirors. It would make it more difficult for a potential acquiror opposed to the position taken by the Board of Directors with respect to a bid to call a special meeting. Only when the acquiror has acquired at least fifty percent (50%) of the votes entitled to be cast at the special meeting, would the acquiror be able to call a special meeting without the consent of the Board of Directors or others who have been authorized to call such meetings.



      This Proposed Amendment would limit the power of shareholders to call special meetings, whether to remove and replace the incumbent directors or for other purposes, by raising the required percentage of shares needed to call a special meeting from ten percent (10%) to fifty percent (50%) of the shares required for a vote at the special meeting. This limitation would apply even to shareholders who do not seek to acquire the Company but wish to call a special meeting to address particular proposals which the shareholders may deem beneficial to them. To this extent, this Proposed Amendment might make more secure the positions and decisions of the existing members of the Board of Directors. This Proposed Amendment may also discourage certain potential acquirors from making unsolicited offers for control of the Company, if they anticipate that their offer will be viewed negatively by the Board of Directors. A decrease in the likelihood of acquisition offers could also lower the value of the Company's capital stock to shareholders, due to the possible minimization of elimination of acquisition market premiums associated with the Company's capital stock.



            AMENDMENT TO CHANGE THE REQUIREMENTS FOR
             NOMINATIONS OF DIRECTORS BY SHAREHOLDERS

General

   The Board of Directors recommends that the Company's Articles of Incorporation be amended and restated to add Article VII of the Proposed Articles, which would require that any shareholder nominations for the election of directors be delivered to the Company no less than one hundred twenty (120) nor more than one hundred eighty (180) days in advance of the date of the Company's notice of annual meeting provided with respect to the previous year's annual meeting. If no such meeting was held in the previous year or the date of this year's annual meeting has been changed to be more than thirty (30) calendar days earlier than the date contemplated by the previous year's proxy statement, such notice must be received no later than the tenth (10th) day following the earlier of (i) the date on which the notice of annual meeting is given to shareholders or (ii) the date on which such notice of the meeting is made public. Such shareholder nominations must contain (a) as to each person whom the shareholder proposed to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment of the proposed nominee, (y) the class and number of shares of capital stock of the Company which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the 1934 Act; and (b) as to the shareholder giving the notice of nominees for election at the annual meeting, (x) the name and record address of the shareholder, and (y) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder.

   Presently, Article II, Section 2 of the Company's Bylaws provides that nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Nominations by a shareholder must be delivered in writing to the Company's President not less than fourteen (14) nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors. If less than twenty-one (21) days notice of such a meeting is given to the shareholders, such nomination must be delivered not later than the close of business on the seventh (7th) day after the day on which the notice was mailed. Such a nomination must contain to the extent known by the notifying shareholder (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Company that would be voted for each proposed nominee;
(iv) the name and residence address of the notifying shareholder; and (v) the number of shares of capital stock of the Company owned by the notifying shareholder.

Reasons for and Effects of the Proposed Amendment

   The lengthier advance notice requirement regulating shareholder nominations at any meeting of shareholders affords the Board of Directors a better opportunity to consider the qualifications of the proposed nominee and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. This Proposed Amendment is also intended to make it more difficult for persons to wage a successful proxy fight in connection with the election of directors. While this Proposed Amendment will not preclude shareholder nominations, it does require that ample notice and information with respect to nominations from shareholders be provided to the Board of Directors in order to give the Board of Directors time to respond to such nominations and prepare materials outlining why the Board of Directors's nominees are better qualified than the shareholder nominees. Such a provision also deters last minute challenges against members of the Board by requiring that shareholders who wish to submit nominees for election to the Board of Directors give management of the Company, in many instances, at least four months advance notice of any such nominations.





     This Proposed Amendment could have the further effect of limiting shareholder nominations of legitimate director candidates by requiring advance notice of and detailed information on such nominees. It is possible that this Proposed Amendment could deter an acquiror from conducting a solicitation of proxies to elect its own slate of directors, irrespective of whether such
action would be beneficial to Company shareholders generally.   Although
this Proposed Amendment may place a heavier burden upon shareholders who wish to nominate directors, such inconvenience, in the Board of Directors's opinion, is outweighed by its deterrent effect upon the attempts by potential acquirors to circumvent the Board of Directors by nominating unknown or possibly unqualified candidates for election to the Board of Directors.



THE BOARD OF DIRECTORS UNANIMIOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL FOUR.






PROPOSAL FIVE
AMENDMENT TO SPECIFY FACTORS TO BE CONSIDERED BY THE
       BOARD OF DIRECTORS IN EVALUATING ACQUISITION OFFERS



General

   The Board of Directors recommends that the Company's Articles of Incorporation be amended and restated to add Article VIII of the Proposed Articles, which provides that the Board of Directors must consider all factors it deems relevant in evaluating a proposed share exchange, tender offer, merger, consolidation, or other similar transaction. This Proposed Amendment would require the Board of Directors to consider (i) the best interests of the shareholders, the Company and the Group Banks; (ii) the social, legal and economic effects on employees, customers, depositors and communities served by the Company and the Group Banks; (iii) the consideration offered in relation to the then current market value of the Company or the Group Banks in a freely negotiated transaction; (iv) estimations of future value of the stock of the Company or any Group Bank as an independent entity; and (v) any other factor deemed relevant by the Board of Directors. This Proposed Amendment would give the Board the ability to consider factors other than shareholder value in considering acquisition overtures and places such considerations within the duty of the Board of Directors. Although the Company has not received and is not aware of any current or future attempts to acquire the Company, this provision would require the Board to evaluate all factors in considering a potential future acquisition offer, including the long-term value of the Company as a going concern versus the short-term benefit to shareholders, in order to maximize shareholder value.

   At present, neither the Articles nor the Bylaws of the Company provide the Board of Directors with guidance as to how to proceed in the event the Company is faced with an acquisition proposal. The FBCA generally provides that a director, in discharging his or her duties, may consider such factors as he or she deems relevant, including (i) the long-term prospects and interests of the corporation and its shareholders; (ii) the social, economic, legal or other effects of any actions on the employees, suppliers or customers of the corporation or its subsidiaries; (iii) the effects of any actions on the communities and society in which the corporation or its subsidiaries operate; and (iv) the effects of any actions upon the economy of the state and the nation.

Reasons for and Effects of the Proposed Amendment

   While a tender offer or other attempt to acquire the Company may be made at a price substantially above the market price of the Company's Common Stock and thus may seem to be in the short-term best interest of shareholders, such offers frequently are made for less than all of the outstanding stock of the target company. Such partial offers may present shareholders with the alternatives of either partially liquidating their investment at a time when such a liquidation may be disadvantageous or retaining an investment in an enterprise under substantially new management whose objectives may differ from those of the remaining shareholders. Such offers may also seek to sacrifice the long-term going-concern value of the Company, in order to sell the Company's assets for an immediate but lesser short-term profit. The offers may have harmful effects on the Company's employees and the communities they serve which outweigh the short-term attractiveness of such offers. Furthermore, it is possible that the market price of the Company's securities or other properties may not always reflect the true value of such securities or properties at the time of the offer or in the future and thus a sale on such terms might be financially detrimental to the interests of Company shareholders.

   This Proposed Amendment might have the effect of discouraging some tender offers which are above market price or which might otherwise be favorable to shareholders in the short run. A decrease in the likelihood of tender or acquisition offers could lower shareholder value by minimizing or eliminating acquisition market premiums associated with the Company's capital stock. Nonetheless, the Board of Directors believes that this Proposed Amendment will help deter attempts to acquire the Company in a manner or on terms which are not, in the opinion of the Board of the Directors, in the medium- to long-range best interests of the shareholders.



   THE BOARD OF DIRECTORS UNANIMIOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL FIVE.





   PROPOSAL SIX

  AMENDMENT TO REQUIRE OBLIGATORY INDEMNIFICATION OF OFFICERS AND DIRECTORS IN CERTAIN INSTANCES



General

   The FBCA provides a detailed statutory framework for the indemnification of directors, officers, employees and agents of a corporation who have been or are threatened to be made defendants in legal proceedings by reason of their service to the corporation. Article VII, Section 4 of the Company's Bylaws currently provides that the Company may indemnify its officers, directors, employees and other agents to the extent provided by the FBCA.

   The FBCA provides that a director, officer, employee or other agent of a Florida corporation (i) shall be indemnified by the corporation for all expenses of such litigation actually and reasonable incurred when he or she is successful on the merits on any legal proceeding; (ii) may be indemnified by the corporation for liability incurred in connection with such legal proceedings (other than a derivative suit), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner reasonably believed to be in the best interest of the corporation (and in the case of a criminal preceding, he or she had no reasonable cause to believe that such conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a shareholder alleging a breach by a director or officer of a duty owed to the corporation) and amounts paid in settlement not to exceed, in the judgment of the board of directors, the estimated costs and expenses of litigating the proceeding to conclusion, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation and the shareholders, provided, however, that if he or she is adjudged liable in the performance of his or her duties to the corporation, such indemnification may be made in accordance with this clause (iii) unless and only to the extent that a court determines that in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification for expenses to the extent permitted by such court. The indemnification described in clauses (ii) and (iii) above shall be made only upon a determination by (a) a majority of a quorum of disinterested directors; (b) if a quorum of disinterested directors is not obtainable, or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors who are not at the time parties to the proceeding; (c) independent legal counsel in a written opinion;
(d) the shareholders (excluding the shares owned by the person seeking indemnification); or (e) the court in which the proceeding is or was pending, if indemnification is proper under the circumstances because the applicable standard of conduct has been met. The Board of Directors may authorize the advancement of litigation expenses to a directoror officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

   This statutory indemnification scheme has two major limitations: (i) the Company is under no obligation to advance litigation expenses to a director, officer or other agent; and (ii) except in the case of litigation in which a director, officer or other agent is successful on the merits, indemnification of a director, officer or other agent is discretionary rather than mandatory.
These limitations could often leave directors or officers susceptible to incurring heavy financial burdens in the event of an actual or threatened legal proceeding; for example, if the director incurs and pays legal fees and costs in settling a derivative case in order to avoid protracted litigation and does not receive indemnification from the corporation. These limitations could also place a financial burden upon directors and officers, who could be required to personally pay for legal fees and expenses incurred during the pendency of a legal proceeding, even though they may be later entitled to mandatory indemnification upon the successful adjudication of such legal proceeding.

   The FBCA's statutory scheme of indemnification is not exclusive and allows expanded indemnification by bylaw, agreement, vote of shareholders or disinterested directors, or otherwise if the articles of incorporation are amended to permit such expanded indemnification. Notwithstanding such expansion of indemnification rights, the FBCA does not permit indemnification for (i) acts or omissions that involve a violation of the criminal law, unless the director, officer employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) any transaction from which a director, officer or agent derived an improper personal benefit; (iii) willful misconduct that shows a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporationto procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or (iv) approving an improper distribution to shareholders.

   Under this Proposed Amendment, the Company would be obligated (without the exercise of any discretion) to indemnify its officers and directors of the Company for costs and expenses actually and reasonably incurred in connection with a legal proceeding, including amounts paid in settlement of such a proceeding, to the fullest extent permitted by the FBCA, and would require advancement of such costs and other expenses during pending proceedings. It does not affect the Board of Directors' discretionary ability to provide indemnification with respect to other persons, such as agents and employees. The principal change effected by this Proposed Amendment is that it obligates the Company to indemnify officers and directors, as opposed to relying on Florida lawwhich provides for discretionary indemnification in most cases. This Proposed Amendment does not change the Company's current discretionary indemnification provisions, as permitted by the FBCA, for the Company's employees and agents, or any director, officer, employee or agent of any of the Group Banks.

Reasons for and Effects of the Proposed Amendment

   This proposal serves to attract knowledgeable and responsible persons to serve as officers and directors of the Company by protecting them against personal liability in the event of any legal proceedings resulting from or in connection with their good faith and lawful acts on behalf of the Company. Another benefit of this Proposed Amendment is that officers and directors can perform their duties knowing they will be indemnified, regardless of who the Board of Directors of the Company may be at present or in the future. Such a provision would also protect officers and directors in the event that, through a successful proxy fight, a party adverse to the existing Board of Directors could replace a majority of the Board of Directors with its own nominees and refuse to indemnify the officers and directors or use such indemnification as leverage against such officers and directors.

   This Proposed Amendment could have a detrimental effect on the Company in the event the Company is required to indemnify a director or officer for a large damage award which exceeds any amounts otherwise reimbursable by insurance. In such an instance, the Company would be required to indemnify the director or officer out of its cash assets, which could have an adverse effect on the financial condition of the Company. However, the likelihood of such event in the foreseeable future is, to the Board of Director's knowledge, unlikely. Furthermore, the number of individuals to whom indemnification would be obligatory is limited to a relatively small group of officers or directors of the Company and would not extend to agents or employees of the Company, or agents, employees, officers or directors of any of the Group Banks.

   Although the directors have a personal interest in this matter, they strongly believe that this Proposed Amendment is in the best interest of the Company and its shareholders in part because they feel that it will be helpful in permitting the Company to attract and retain competent directors and officers.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL SIX.


PROPOSAL SEVEN
AMENDMENTS TO INCREASE CERTAIN
SHAREHOLDER VOTING REQUIREMENTS

Description of Amendments

     The Proposed Amendments being submitted to the shareholders in this Proposal Four consist of the following two amendments to the Company's Articles of Incorporation: (a) to provide that the affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of the Company's Common Stock, or a majority of such shares if a majority of disinterested directors also approve, is required to amend or to repeal several of the articles or to adopt any provision inconsistent therewith; and (b) to provide that members of the Board of Directors may be removed, other than in connection with the annual election of directors, only for cause and then only by affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of Common Stock.


     AMENDMENT TO INCREASE THE SHAREHOLDER VOTE REQUIRED
     FOR AMENDMENT OR REPEAL OF CERTAIN PROVISIONS
     IN THE ARTICLES OF INCORPORATION

General

     The Board of Directors recommends that Article X of the Company's Articles of Incorporation be amended and restated as set forth in Article X of the Proposed Articles. This Proposed Amendment would require that, to repeal or amend any of Articles V, VI, VII, VIII, IX or X of the Proposed Articles, such a repeal or amendment must receive the affirmative vote of at least (i) two-thirds (66 2/3%) of the then-outstanding shares of the Company's stock entitled to vote or (ii) a majority of "Disinterested Directors" and a majority of the then-outstanding shares of Company's stock entitled to vote.
For the purposes of this Proposed Amendment, the term "Disinterested Directors" shall mean (a) any director who was a member of the Board of Directors on the date of the proposed amendment or repeal, or (b) any director who was recommended for election by or who was elected to fill a vacancy and received the affirmative vote of a majority of such directors then on the Board of Directors. The amendment or repeal of any other provision of the Articles of Incorporation shall be carried out as permitted by the FBCA, as discussed below.

     At present, Article X of the Articles of Incorporation provides that all provisions of the Articles of Incorporation must be amended in accordance with the FBCA. The FBCA provides that, unless a higher voting requirement is set by the Articles of Incorporation, amendments to the Articles of Incorporation must be approved by either (i) a majority of the votes entitled to be cast if such amendments create dissenters' rights under the FBCA and (ii) for amendments which do not create dissenters' rights under the FBCA, a plurality of the votes cast at a meeting at which a quorum is present.

Reasons for and Effects of the Proposed Amendment

     This Proposed Amendment is necessary to avoid the possible future amendment or repeal of the corporate governance provisions set forth in the Proposed Articles. Such an amendment or repeal would allow an outside party to accomplish an outcome precluded by the provisions of the Proposed Articles simply by amending or repealing the limiting provisions. However, this Proposed Amendment would protect shareholders of the Company's voting stock by allowing them to block the future amendment or repeal of any of these Proposed Amendments even if the amendment or repeal were deemed desirable by or beneficial to the holders of more than a majority (although less than 66 2/3%) of the voting power of the Company's outstanding capital stock. Another effect of this Proposed Amendment is that it would make any repeal or amendment of the specified provisions of the Articles of Incorporation more difficult, even if not sought by an unwanted acquiror and even if desired by a majority (although less than 66 2/3%) of the Company's voting stock. This Proposed Amendment would not alter the voting requirements for the amendment or repeal of any other provision not specifically mentioned.

     It is the opinion of the Board of Directors that this proposal to change the number of votes required to amend or repeal any of the corporate governance provisions considered herein is necessary, despite its limiting effect on future changes to the Articles of Incorporation, to reinforce the effectiveness of the Proposed Amendments by making circumvention of such provisions more difficult.

AMENDMENT TO PROVIDE THAT DIRECTORS MAY BE REMOVED
     ONLY FOR CAUSE AND ONLY BY A 66 2/3% VOTE OF ALL VOTING STOCK

General

     The Board of Directors recommends that the Company's Articles of Incorporation be amended and restated to add Article VI, paragraph C of the Proposed Articles, which provides that directors of the Company may be removed from office by the shareholders only for cause and that such action may be taken only by the affirmativevote of at least two-thirds (66 2/3%) of the then-outstanding shares of stock entitled to vote generally in the election of directors. "Cause" is defined under this Proposed Amendment as (i) a breach of fiduciary duty involving personaldishonesty; (ii) an intentional failure to perform stated duties as a director which result in substantial loss to the Company; or (iii) a willful violation of any rule, regulation or a final cease and desist order which results in substantial loss to the Company.

     The Articles of Incorporation and the Bylaws of the Company currently do not have a provision for the removal of directors. The FBCA provides that shareholders may remove directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only with cause. Under the FBCA, a director may only be removed by the shareholders at a meeting thereof, provided that the notice of the meeting states that the purpose of or one of the purposes of the meeting is the removal of the director.

Reasons for and Effects of the Proposed Amendment

     This Proposed Amendment, in conjunction with the Proposed Amendment to establish a classified Board of Directors, may impede an attempt to acquire control of the Company without the approval of the Company's management and may discourage such actions altogether. This Proposed Amendment will protect shareholders who hold in the aggregate greater than one-third
(33 1/3%) of the Company's voting stock by giving them a veto power over the removal of directors if such shareholders believe that a director's removal is improper or detrimental to their interests. This Proposed Amendment will also make it difficult for someone who acquires voting control of the Company immediately to remove, without cause, the incumbent directors who may oppose such person and to replace them with directors of such shareholder's choosing, and, under a classified Board of Directors, will instead require such a person to replace incumbent directors as their terms expire over a period of up to three years. See "PROPOSAL FOUR--AMENDMENTS TO PROVISIONS GOVERNING CERTAIN RIGHTS OF SHAREHOLDERS--Amendment to Establish a Classified Board of Directors."


     This Proposed Amendment could discourage certain individuals from pursuing attempts to acquire the Company by removing incumbent directors and replacing them with persons allied with the particular acquiror. This effect could lower the value of the Company's capital stock to shareholders due to the possible minimization or elimination of certain acquisition market premiums which might be associated with the Company's capital stock. Shareholders should also recognize that this Proposed Amendment will also make the removal of a director more difficult in circumstances which do not constitute an unwarranted acquisition overture and where, in the opinion of the holders of a majority (but less than 66 2/3%) of the Company's outstanding shares, cause for such removal or an ultimate change in existing management may exist.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL SEVEN.






   PROPOSAL EIGHT



             RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors has appointed Arthur Andersen LLP, independent certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1996. Arthur Andersen LLP has served as the Company's independent auditors since the 1994 fiscal year.

   It is contemplated that the services to be provided to the Company and its subsidiaries by Arthur Andersen LLP with respect to fiscal year 1996 include the audit of the Company's consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission, preparation of the Company's tax returns and other various consultation services.

   In the event shareholders do not ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the forthcoming fiscal year, such appointment will be reconsidered by the Board of Directors.

   Representatives of Arthur Andersen LLP may be present at the Meeting to respond to appropriate questions and to make such statements as they may desire.

   Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1996 will require the affirmative vote of at least a plurality of the shares of Common Stock represented in person or by proxy and voted at the Meeting.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                     SHAREHOLDERS' PROPOSALS

   Shareholders who intend to submit proposals to the Company's shareholders at the 1997 Annual Meeting of Shareholders must submit such proposals to the Company no later than December 10, 1996, in order to be considered for inclusion in the Proxy Statement and Proxy to be distributed by the Board of Directors in connection with that meeting. Shareholder proposals should be submitted to J. Kimbrough Davis, Capital City Bank Group, Inc., Post Office Box 11248, Tallahassee, Florida 32302.

                          MISCELLANEOUS

   The Company has filed an annual report for the fiscal year ended December
31, 1995, on Form 10-K with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial Officer at the Company's corporate address.



      The Board of Directors knows of no other matters which will be brought before the Annual Meeting of Shareholders. Execution of Proposal Nine of the proxy, however, confers on the designated proxy holders discretionary authority to votethe shares in accordance with their best judgment on other business, if any, that may properly come before this meeting or any adjournments thereof.




                              For the Board of Directors,

                              /s/ J. Kimbrough Davis

                              J. KIMBROUGH DAVIS
                              Corporate Secretary


Tallahassee, Florida
April 12, 1996